UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Global Self Storage, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

i

3814 Route 44

Millbrook, New York 12545

www.GLOBALSELFSTORAGE.us

Millbrook, New York

April 29, 2026

Dear Fellow Stockholders,

In 2025, we delivered the highest total revenues in our history despite a competitive move-in rate environment. As of December 31, 2025, we delivered sector-leading total returns over the 1-year, 3-year, and 5-year periods, reflecting strong value creation for our stockholders.1 Our operational excellence enabled our team to finish the year strong, with sector-leading average tenant duration of stay, end of year same-store occupancy, and full year same-store net operating income (NOI). Key milestones we achieved in 2025 include:

•
Total revenues increased 1.4% to a record $12.7 million.
•
Net income of $2.0 million or $0.18 per diluted share.
•
Same-store revenues up 1.4% to a record $12.6 million.
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Sector-leading same-store NOI up 0.6% to a record $7.8 million.
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Sector-leading same-store occupancy at year end up 10 basis points to 93.0%.
•
Sector-leading same-store average tenant duration of stay maintained record-level of approximately 3.5 years, and increased compared to approximately 3.4 years at prior year end.
•
Funds from operations (FFO), a non-GAAP measure, increased 2.7% to $4.0 million or $0.36 per diluted share.
•
Adjusted funds from operations (AFFO), a non-GAAP measure, increased 3.4% to $4.4 million or $0.39 per diluted share.
•
Maintained and covered four quarterly dividends totaling $0.29 per common share for the year.
•
Maintained a strong balance sheet with approximately $24.5 million in capital resources, including $7.5 million in cash and cash equivalents, $2.3 million in marketable securities, and full availability under our $14.7 million revolving credit facility.

It is our pleasure to invite you to the Annual Meeting of Stockholders (the “Meeting”) of Global Self Storage, Inc., a Maryland corporation (the “Company”), to be held on June 16, 2026 at 11:00 a.m. (Eastern Time) via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2026. Formal notice of the Meeting appears on the next pages and is followed by the Proxy Statement for the Meeting.

At the Meeting, you will be asked to: elect five directors (Proposal 1); approval of the amendment and restatement of the Company's 2017 Equity Incentive Plan (Proposal 2); ratify the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3); and approve, on a non-binding, advisory basis, the Company’s executive compensation (Proposal 4).

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, HAS CONSIDERED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 4.

1)
Based on information obtained on Morningstar.com for public self-storage REITs (SELF, PSA, EXR, NSA and CUBE). Total return as of December 31, 2025. SmartStop (SMA) is excluded because the date its shares began trading on the NYSE was April 2, 2025. Total return represents shareholders' gains from a stock over a given period of time. Total return includes both capital gains and losses (the increase or decrease in the stock price) and income (in the form of dividend payments). For ease of use, total returns for periods longer than one year are expressed in terms of compounded average annual returns.

Your vote is important. Whether or not you plan to attend the Meeting, I urge you to authorize a proxy to vote your shares electronically through the Internet, by telephone, or, if you have requested and received a paper copy of the Proxy Statement, by completing, signing, and returning the paper proxy card enclosed with the Proxy Statement according to the instructions.

How to Vote

You may authorize a proxy to vote your shares by proxy in one of three ways:

•
Internet: To submit your voting instructions via the Internet, go to www.proxyvote.com and enter the control number found on the enclosed proxy card.
•
By phone: To submit your voting instructions by phone, please call toll-free (800) 690-6903. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.
•
By mail: Complete the enclosed proxy card and return it in the enclosed postage-paid envelope.

On behalf of the board of directors and management of the Company, I thank you for your continued support.

Sincerely,

Mark C. Winmill

Chief Executive Officer and President

Notice of Annual Meeting of Stockholders

To Be Held on June 16, 2026

Millbrook, New York

April 29 2026

To the Stockholders:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Meeting”) of Global Self Storage, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), will be held on June 16, 2026 at 11:00 a.m. (Eastern Time) via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2026. As always, we encourage you to authorize a proxy to vote your shares prior to the Meeting. The Proxy Statement for the Meeting appears on the next pages. At the Meeting stockholders will consider and vote upon the following matters:

1.
To elect to the board of directors each of the nominees, William C. Zachary, George B. Langa, Mark C. Winmill, Russell E. Burke III, and Sally C. Carroll, Esq., to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify.
2.
Approval of the amendment and restatement of the Company's 2017 Equity Incentive Plan.
3.
To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
4.
To approve, on a non-binding, advisory basis, the Company’s executive compensation.
5.
To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

Each of the proposals is discussed in the Proxy Statement attached to this Notice. THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, HAS CONSIDERED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 4. The board of directors of the Company has fixed the close of business on March 30, 2026 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting or any postponements or adjournments thereof.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2026: This Proxy Statement and our 2025 Annual Report to Stockholders are available at https://ir.globalselfstorage.us/sec-filings/all-sec-filings.

The Meeting will be held in a virtual meeting format only. Stockholders must use the following link to access the virtual meeting on the meeting date: www.virtualshareholdermeeting.com/SELF2026.

Upon accessing the link, stockholders must enter the control number found on their proxy card, voting instruction form or notice; otherwise, admittance to the Meeting will not be approved. There will be no physical meeting location established.

It is not necessary to attend the Meeting to vote your shares. To authorize a proxy to vote your shares by telephone or electronically using a smartphone, a tablet or the internet, follow the instructions on the proxy card. To authorize a proxy to vote your shares by mail, mark your vote on the proxy card and follow the mailing directions on the card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the board of directors. Whether or not you expect to attend the virtual meeting, we encourage you to authorize a proxy to vote your shares as soon as possible, in case you later decide not to attend the Meeting. Admittance to the Meeting will be limited to stockholders as of the close of business on the record date. If you hold your shares in “street name” through a brokerage firm, bank, broker-dealer or other intermediary, a notice was forwarded to you by such intermediary and you must follow the instructions provided by such intermediary regarding how to instruct such intermediary to vote your shares. If your shares are held in “street name” and you desire to vote online during the virtual meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Meeting.

To authorize a proxy to vote your shares via the Internet, go to www.proxyvote.com and enter the control number found on the enclosed proxy card. You may also authorize a proxy to vote your shares by phone by calling toll free at (800) 690-6903. To authorize a proxy to vote your shares by mail, please complete, sign, and date the enclosed proxy card. You may use the enclosed postage-paid envelope to mail your proxy card or you may attend the Meeting virtually. Instructions for the proper execution of proxies are set forth inside the Proxy Statement. We ask for your cooperation in completing and returning your proxy promptly. The enclosed proxy is being solicited on behalf of the board of directors of the Company.

Sincerely,

Donald Klimoski II

Senior Vice President - Operations, General Counsel, Secretary, and

Chief Compliance Officer

v

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Company involved in validating your vote if you fail to sign your proxy card properly.

1.
Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
2.
Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.
3.
All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp., by [title of authorized officer]
(2) ABC Corp., c/o John Doe Treasurer	John Doe
(3) ABC Corp. Profit Sharing Plan	John Doe, Director
Trust Accounts
(1) ABC Trust	Jane B. Doe, Director
(2) Jane B. Doe, Director, u/t/d 12/28/78	Jane B. Doe
Custodian or Estate Accounts
(1) John B. Smith, Cust.,	John B. Smith
f/b/o John B. Smith, Jr. UGMA or UTMA
(2) Estate of John Doe, John B. Smith, Jr., Executor	John B. Smith, Jr., Executor

STATEMENT ON FORWARD LOOKING INFORMATION

Certain information presented in this Proxy Statement may contain “forward-looking statements” within the meaning of the federal securities laws including the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” or “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements made by us involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results to be materially different from those expressed or implied by such statements. We may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements, including without limitation, our examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and our belief there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will result or be achieved.

All forward looking statements apply only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this Proxy Statement. Any forward-looking statements should be considered in light of the risks referenced in “Item 1A. Risk Factors” included in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission (the “SEC”). Such factors include, but are not limited to:

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general risks associated with the ownership and operation of real estate, including changes in demand, risks related to redevelopment (including expansion) of self storage properties, potential liability for environmental contamination, natural disasters and adverse changes in tax, real estate and zoning laws and regulations;
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risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers;
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the impact of competition from new and existing self storage and commercial properties and other storage alternatives;
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risks related to the successful evaluation, financing, integration, and managing of acquired and redeveloped properties into our existing operations;
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risks related to our redevelopment of properties and expansions and related lease up at our existing properties and/or participation in joint ventures;
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risks of ongoing litigation and other legal and regulatory actions, which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;
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the impact of the regulatory environment under national, state, and local laws and regulations including, without limitation, those governing the environment, taxes and our tenant reinsurance business and real estate investment trusts (“REITs”), and risks related to the impact of new laws and regulations;
•
risk of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to intercompany transactions with our taxable REIT subsidiaries;
•
changes in federal or state tax laws related to the taxation of REITs, which could impact our status as a REIT;
•
increases in taxes, fees and assessments from state and local jurisdictions;
•
security breaches or a failure of our networks, systems or technology;
•
risks related to obtaining and maintaining financing arrangements on favorable terms;
•
market trends in our industry, interest rates, the debt and lending markets or the general economy;
•
the timing of acquisitions and execution on our acquisition pipeline;

•
general volatility of the securities markets in which we participate;
•
changes in the value of our assets;
•
changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•
increasing inflation;
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risks related to continuing to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;
•
availability of qualified personnel;
•
difficulties in raising capital at a reasonable cost;
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fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S. economy;
•
estimates relating to our ability to make distributions to our stockholders in the future; and
•
economic uncertainty due to the impact of terrorism, infectious or contagious diseases or pandemics, or war.

TABLE OF CONTENTS

INTRODUCTION	1
QUESTIONS AND ANSWERS REGARDING THE PROPOSALS	2
PROPOSAL 1: TO ELECT TO THE BOARD EACH OF THE NOMINEES, WILLIAM C. ZACHARY, GEORGE B. LANGA, MARK C. WINMILL, RUSSELL E. BURKE III, AND SALLY C. CARROLL, ESQ., TO SERVE until the COMPANY’S 2027 Annual Meeting of Stockholders AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY	4
BOARD OF DIRECTORS AND COMMITTEE MATTERS	6
EXECUTIVE OFFICERS	8
SUSTAINABILITY	9
CORPORATE GOVERNANCE	9
PROPOSAL 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2017 EQUITY INCENTIVE PLAN	13
PROPOSAL 3: TO ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	23
PROPOSAL 4: to approve, ON A NON-BINDING, ADVISORY BASIS, the Company’s executive compensation	24
EXECUTIVE COMPENSATION	25
Security Ownership of Certain Beneficial Owners and Management	34
Certain Relationships and Related PARTY Transactions	36
ADDITIONAL INFORMATION	36
APPENDIX A: AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN	41

o

_________________________

PROXY STATEMENT

_________________________

Annual Meeting of Stockholders

To Be Held on June 16, 2026

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Global Self Storage, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), to be voted at the Annual Meeting of Stockholders of the Company to be held on June 16, 2026 at 11:00 a.m. (Eastern Time) (such meeting and any adjournment(s) or postponement(s) thereof are referred to collectively as the “Meeting”) via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2026. As always, we encourage you to authorize a proxy to vote your shares prior to the Meeting.

We will not hold a physical, in-person meeting. Instead, the Meeting will be held in a virtual meeting format only using an audio webcast.

It is not necessary to attend the Meeting to vote your shares. To authorize a proxy to vote your shares by mail, mark your vote on the proxy card and follow the mailing directions on the card. To authorize a proxy to vote your shares by telephone or electronically using a smartphone, a tablet or the internet, follow the instructions on the proxy card. Whether or not you expect to attend the Meeting, we encourage you to authorize a proxy to vote your shares as soon as possible, in case you later decide not to attend the Meeting. Stockholders of record as of the close of business on the record date for the Meeting who wish to attend the virtual meeting must use the following link on the day of the Meeting:

www.virtualshareholdermeeting.com/SELF2026.

Upon accessing the link, stockholders must enter the control number found on their proxy card, voting instruction form or notice. Otherwise, admittance to the Meeting will not be approved.

The Board has fixed the close of business on March 30, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponements or adjournments thereof (the “Record Date”). It is estimated that proxy materials will be mailed to stockholders of record as of the Record Date on or about April 29 2026.

On the Record Date, 11,416,754 shares of the Company’s common stock were outstanding. Each outstanding share is entitled to one vote on each of the matters to be voted on at the Meeting. All properly executed and timely received proxies will be voted at the Meeting in accordance with the directions marked thereon or otherwise provided therein. If you properly execute and return your proxies but do not indicate any voting instructions, your shares will be voted “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 through 4. Any stockholder may revoke a proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Company at the Company’s principal executive offices at 3814 Route 44, Millbrook, New York 12545, by properly executing another proxy of a later date, or by personally voting at the Meeting. If your shares are held in "street name" and you desire to change your vote, you should contact the nominee holding shares for you (i.e., a brokerage firm, bank, broker-dealer or other intermediary) for instructions on how to do so.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER AT HTTPS://IR.GLOBALSELFSTORAGE.US/SEC-FILINGS/ALL-SEC-FILINGS. REQUESTS FOR A HARD COPY SHOULD BE DIRECTED TO THE COMPANY AT 3814 ROUTE 44, MILLBROOK, NEW YORK 12545 OR BY TELEPHONE TOLL-FREE AT 1-800-579-1639. OUR ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

QUESTIONS AND ANSWERS REGARDING THE PROPOSALS

While we strongly encourage you to read the full text of this Proxy Statement, we also are providing the following brief overview of the proposals in “Question and Answer” format. If you have any questions about how to vote your shares, please call toll-free (800) 690-6903.

Question: What proposals will be acted upon at the Meeting?

A.
At the Meeting, you will be asked to: elect to the Board each of the nominees, William C. Zachary, George B. Langa, Mark C. Winmill, Russell E. Burke III, and Sally C. Carroll, Esq. (the “Nominees”), to serve until the Company’s 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify (Proposal 1); approval of the amendment and restatement of the Company's 2017 Equity Incentive Plan (Proposal 2); to approve the ratify the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3); and approve, on a non-binding, advisory basis, the Company’s executive compensation (Proposal 4).

Question: How does the Board recommend that I vote?

A. After careful consideration of the proposals, the Board, including all those members who are nonemployee independent directors, as defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and exemptions granted therefrom, both as amended from time to time (the “Exchange Act”), and The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rules (the “Independent Directors”), unanimously approved each proposal and recommends that you vote “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 through 4. The reasons for the Board’s recommendations are discussed in more detail in this Proxy Statement.

Question: What are stockholders being asked to approve in Proposal 1?

A.
Stockholders are being asked to elect to the Board each of the Nominees, to serve until the Company’s 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

William C. Zachary has served on the Board and as the chairman of the Board’s audit committee (the “Audit Committee”) since 2016. Zachary is Chief Development Officer at SunLight General Capital, an owner and developer of solar energy systems located at schools, municipal buildings, and other small, institutional users. Prior to that, Mr. Zachary was the head of Municipal Finance at Société Générale. Mr. Zachary previously served as a director of Tuxis Corporation from 2014 to 2016. Mr. Zachary was selected to serve on the Board because of his prior experience serving on the board of another self storage company and his experience in underwriting finance.

George B. Langa has served on the Board and as the chairman of the Board’s nominating and governance committee (the “Nominating and Governance Committee”) since 2016. Mr. Langa is a Luxury Collection Specialist, Senior Global Advisor at Berkshire Hathaway HomeServices in New York City and Houlihan Lawrence in Millbrook, NY. Prior to that, Langa served as Executive Vice President of Millbrook Real Estate, LLC, which had licensed real estate brokers in New York and Connecticut. Mr. Langa has been a licensed real estate agent in New York State since 2004 and specializes in premium estates, development, land, commercial and agricultural properties. Mr. Langa was selected to serve on the Board because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management.

Mark C. Winmill has served as a director, Chief Executive Officer, President, and Chairman of the Board of the Company and its subsidiaries since 2012. Mr. M. Winmill manages all aspects of the Company’s self storage facility businesses including, among other things, the formation of business objectives and strategies, identification of potential acquisition targets, development of project plans, retention of employees, establishment of compensation and compensation incentives, negotiation and closing of property acquisitions, obtaining zoning approvals, overseeing construction, and development of leasing and tenant acquisition strategies. Mr. M. Winmill was selected to serve on the Board because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations.

Russell E. Burke III has served on the Board and as the chairman of the Board’s compensation committee (the “Compensation Committee”) since 2016. Mr. Burke is President of Ninigret Trading Corporation, an art investment and appraisal company. Mr. Burke is also a Board Member of the New Britain Museum of American Art. Previously, Mr. Burke served as an auction house president and partner with responsibility for storage and disposal in connection with large estates. Mr. Burke previously served as a director of Tuxis Corporation from 1997 to 2016. Mr. Burke was selected to serve on the Board because of his prior experience serving on the board of a self storage company and his experience and extensive knowledge of the self storage industry.

Sally C. Carroll, Esq. has served as a director on the Board since 2023. Carroll is a retired member of the New York State Bar. During her career, Carroll has served as a consultant to a variety of REITs and asset management firms. Ms. Carroll has also served as the general counsel of an investment manager of asset-backed commercial paper conduits, and practiced corporate and securities law at the New York law firms of Gaston & Snow and Jones Day. Ms. Carroll has also served as a director of the Farmington Property Owners Association. Ms. Carroll holds a B.A. from the University of Virginia and J.D. from the Duke University School of Law. Ms. Carroll was selected to serve on the Board because of her legal experience, including in the REIT sector.

Question: What are stockholders being asked to approve in Proposal 2?

A.
The Company is requesting stockholder approval of the amendment and restatement of the Company's 2017 Equity Incentive Plan (the "A&R Plan"), as described below under the heading "Summary of the Provisions of the Company's A&R Plan." The A&R Plan is a continuation of the Company's existing long-term equity incentive plan intended to facilitate the use of equity based incentives and awards for officers, employees, directors, and/or consultants of the Company and its affiliates. The A&R Plan reflects the Company's philosophy that compensation should reward individual performance while aligning the interests of executives and other service providers with those of the Company's stockholders. Stockholders are being asked to approve the amended and restated terms of the existing plan, including the material terms summarized and described in greater detail under the "Summary of the Provisions of the Company's A&R Plan" section of this Proxy Statement. Subject to stockholder approval, the Company intends to continue granting share options and other equity-based awards under the A&R Plan in accordance with its terms. Through the A&R Plan, the Company seeks to promote long-term value creation by incentivizing above average corporate performance and recognizing individual initiative and achievement, while maintaining continuity with the Company's existing equity compensation program.

Question: What are stockholders being asked to approve in Proposal 3?

A.
Although the Board has sole authority to appoint, re-appoint, and dismiss the Company’s independent registered public accounting firm, it is seeking the opinion of the stockholders regarding its appointment of RSM as the independent registered public accounting firm. For this reason, stockholders are being asked to ratify this appointment. If stockholders ratify the appointment of RSM as the independent registered public accounting firm, the Board will take that fact into consideration, but may, nevertheless, dismiss RSM. If stockholders do not ratify the appointment of RSM as the Company’s independent registered public accounting firm, the Board will take that fact into consideration, but may, nevertheless, continue to retain RSM.

Question: What are stockholders being asked to approve in Proposal 4?

A.
Stockholders are being asked to approve, on a non-binding, advisory basis, the Company’s executive compensation. This “say-on-pay” vote is a non-binding, advisory vote on whether to approve the Company’s executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules.

Question: How do I vote?

A.
You may use the enclosed postage-paid envelope to mail your proxy card or you may attend the Meeting virtually. You may also authorize a proxy to vote your shares by phone by calling toll free at (800) 690-6903. To authorize a proxy to vote your shares via the Internet, go to www.proxyvote.com and enter the control number found on the enclosed proxy card.

You may also vote during the Meeting. In order to gain admission to the Meeting, you must go to http://www.virtualshareholdermeeting.com/SELF2026 and enter the control number found on your proxy card, voting instruction form or notice. Otherwise, admittance to the Meeting will not be approved.

Question: How can I attend the Meeting?

A.
While it is not necessary for you to attend the Meeting in order to vote your shares, stockholders may attend by visiting the website listed above. To participate in the Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. During the Meeting, you will participate in an audio webcast as a “listen only” participant. The Meeting will start at 11:00 a.m. (Eastern Time), on June 16, 2026. We encourage you to access the Meeting website prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or Meeting time, please contact the technical support number that will be posted on the website log-in page. We will follow established meeting rules and procedures which afford the same treatment to all participating stockholders. Additionally, we will use software that verifies the identity of each participating stockholder and ensures they are granted the same access rights they would have at an in-person meeting.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, HAS CONSIDERED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 THROUGH 4.

PROPOSAL 1: TO ELECT TO THE BOARD EACH OF THE NOMINEES, WILLIAM C. ZACHARY, GEORGE B. LANGA, MARK C. WINMILL, RUSSELL E. BURKE III, AND SALLY C. CARROLL, ESQ., TO SERVE until the COMPANY’S 2027 Annual Meeting of Stockholders AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY

Upon the recommendation of the Nominating and Governance Committee for nomination by the Board as a candidate for election as a director, with the unanimous approval of the Independent Directors and the Continuing Directors (as defined in the Company’s governing documents), the Board has nominated each of William C. Zachary, George B. Langa, Mark C. Winmill, Russell E. Burke III, and Sally C. Carroll, Esq., for election as a director to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The Nominating and Governance Committee may consider, among other things, specific experience, qualifications, attributes, and skills as factors in choosing director candidates. The Nominees currently serve as directors of the Company. The Company’s directors have a variety of backgrounds, which reflect the Company’s continuing efforts to achieve a diversity of insights and perspectives.

In considering William C. Zachary for election, the Board evaluated Zachary’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Zachary should be elected as a director, the Board considered and evaluated Zachary’s relevant knowledge, experience, expertise, and independence. Zachary has served on the Board since 2016. He was selected as a Nominee because of his prior experience serving on the board of a self storage company and his extensive experience in underwriting and finance.

In considering George B. Langa for election, the Board evaluated Langa’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Langa should be elected as a director, the Board considered and evaluated Langa’s relevant knowledge, experience, expertise, and independence. Langa has served on the Board since 2016. He was selected as a Nominee because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management.

In considering Mark C. Winmill, Esq. for election, the Board evaluated M. Winmill’s background and his oversight and service as Chairman of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that M. Winmill should be elected as a director and the Chairman of the Board, the Board considered and evaluated M. Winmill’s relevant knowledge, experience and expertise. M. Winmill has served as Chief Executive Officer, President and Chairman of the Board since 2012. M. Winmill was selected as a Nominee because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations.

In considering Russell E. Burke III for election, the Board evaluated Burke’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that

Burke should be elected as a director, the Board considered and evaluated Burke’s relevant knowledge, experience, expertise, and independence. Burke has served on the Board since 2016. He was selected as a Nominee because of his prior experience serving on the board of a self storage company and his experience and extensive knowledge of the self storage industry.

In considering Sally C. Carroll, Esq. for election, the Board evaluated Carroll’s background and her oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Carroll should be elected as a director, the Board considered and evaluated Carroll’s relevant knowledge, experience, expertise, and independence. Carroll has served on the Board since 2023. She was selected as a Nominee because of her legal experience, including in the REIT sector.

The Nominees have consented to being named in this Proxy Statement and have agreed to serve if elected. The persons named in the accompanying form of proxy intend to vote each such proxy “FOR” the election of the Nominees unless a stockholder specifically indicates on a proxy the desire to withhold authority to vote for the Nominees. If you properly execute and return your proxy but do not indicate any voting instructions, your shares will be voted for the election of the Nominees. Should either of the Nominees withdraw or otherwise become unavailable for election due to events not now known or anticipated, it is intended that the proxy holders will vote for the election of such other person or persons as the Board may recommend. Unless indicated below, the address of record for each of the Nominees is 3814 Route 44, Millbrook, New York 12545.

The following is biographical information of the Nominees for director of the Company, based upon information furnished by such Nominee:

William C. Zachary, 61, has served as a director and as the chairman of the Audit Committee since 2016. He is Chief Development Officer at SunLight General Capital, one of the largest owners of distributed generation solar energy systems in the northeast. Prior to that, he was the head of Municipal Finance at Société Générale, specializing in taxable and tax-exempt bond investments, interest rate derivatives, and other traditional banking products. He also worked in the Public Finance Department at Smith Barney. Mr. Zachary previously served as a Tuxis Corporation ("Tuxis") director from 2014 to 2016. He was selected to serve on the Board because of his prior experience serving on the board of another self storage company and his extensive experience in underwriting and finance.

George B. Langa, 63, has served as a director of the Company and as the chairman of the Nominating and Governance Committee since 2016. Mr. Langa is a Luxury Collection Specialist, Senior Global Advisor at Berkshire Hathaway HomeServices in New York City and Houlihan Lawrence in Millbrook, NY. Prior to that, he served as Executive Vice President of Millbrook Real Estate, LLC, which had licensed real estate brokers in New York and Connecticut. Mr. Langa has been a licensed real estate agent in New York State since 2004 and specializes in premium estates, development, land, commercial and agricultural properties. He was selected to serve on the Board because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management.

Mark C. Winmill, 68, has served as a director, Chief Executive Officer, President and Chairman of the Board of the Company and its subsidiaries since 2012. He is also Chief Executive Officer, President, and a director of Tuxis (a holding company) and its subsidiaries. He is Executive Vice President and a director of Winmill & Co. Incorporated (a holding company) ("Winco"). He is a principal of Midas Securities Group, Inc. (a registered broker-dealer, the “Broker-Dealer”). He manages all aspects of the Company’s self storage facility businesses including, among other things, the formation of business objectives and strategies, identification of potential acquisition targets, development of project plans, retention of employees, establishment of compensation and compensation incentives, negotiation and closing of property acquisitions, obtaining zoning approvals, overseeing construction, and development of leasing and tenant acquisition strategies. He was selected to serve on the Board because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations. He may be deemed to be an “interested person” of the Company due to his role as an officer and director of the Company.

Russell E. Burke III, 79, has served as a director and as the chairman of the Compensation Committee since 2016. He is President of Ninigret Trading Corporation, an art investment and appraisal company. He is also a Board Member of the New Britain Museum of American Art. Previously, he served as an auction house president and partner with responsibility for storage and disposal in connection with large estates. Mr. Burke previously served as a director of Tuxis from 1997 to 2016. Mr. Burke was selected to serve on the Board because of his prior experience serving on the board of a self storage company and his experience and extensive knowledge of the self storage industry.

Sally C. Carroll, Esq., 65, has served as a director on the Board since 2023. Ms. Carroll is a retired member of the New York State Bar. During her career, Ms. Carroll has served as a consultant to a variety of REITs and asset management firms. Ms. Carroll has also served as the general counsel of an investment manager of asset-backed commercial paper conduits, and practiced corporate and securities law at the New York law firms of Gaston & Snow and Jones Day. Ms. Carroll has also served as a director of the Farmington Property Owners Association. Ms. Carroll holds a B.A. from the University of Virginia and J.D. from the Duke University School of Law. Ms. Carroll was selected to serve on the Board because of her legal experience, including in the REIT sector.

Vote Required

As set forth in the Company’s bylaws, except as otherwise provided in the Company’s charter and notwithstanding any other provision of Maryland law, unless all nominees for director are approved by a majority of the Continuing Directors (as such term is defined in the Company’s governing documents), the affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes of voting stock, voting together, shall be required to elect a director. However, if all nominees for director are approved by a majority of the Continuing Directors, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director. Inasmuch as the election of each of the Nominees was approved by a majority of the Continuing Directors, a plurality of all the votes cast at the Meeting at which a quorum is present shall be sufficient to elect each of the Nominees. Because directors will be elected by a plurality of the votes cast in the election of directors, and no additional nominations may properly be presented at the Meeting, “withhold” votes will have no effect on the result of the vote on this proposal. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum. Proxies solicited by the Board will be voted "FOR" each of the Nominees, unless otherwise instructed.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

The Board is responsible for overseeing our affairs. The Board conducts its business through meetings and actions taken by written consent in lieu of meetings. Each of the Nominees currently serves as a director of the Board.

Board Committees and Board Meetings

Audit Committee. The Board has an Audit Committee, comprised of Zachary (Chair), Burke, Langa, and Carroll. The Board determined that all of the members of the Audit Committee are independent as required by the Nasdaq Listing Rules and SEC rules governing the qualifications of Audit Committee members. The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience, that Zachary, Burke and Langa qualify as “audit committee financial experts” for purposes of, and as defined by, the SEC rules and possess the requisite financial sophistication, as required by the Nasdaq Listing Rules. The purpose of the Audit Committee is to meet with the Company’s independent registered public accounting firm (“independent registered public accounting firm”) to review its financial reporting, external audit matters, and fees charged by the Company’s independent registered public accounting firm and to evaluate the independence of the independent registered public accounting firm. The Audit Committee is also responsible for recommending the selection, retention, or termination of the Company’s independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of the Company’s internal accounting controls, and reviews any other relevant matter to seek to provide integrity and accuracy in the Company’s financial reporting. The Audit Committee met four times during the fiscal year ended December 31, 2025. A current copy of the Audit Committee Charter is available on the Company’s website at www.GlobalSelfStorage.us.

Compensation Committee. The Board has a Compensation Committee, comprised of Burke (Chair), Langa, Zachary, and Carroll. The Board determined that all of the members of the Compensation Committee are independent as required by the Nasdaq Listing Rules. The role of the Compensation Committee is to assist the Board by: (i) making decisions on the compensation of the Company’s executive officers; (ii) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating his performance relative to those goals and objectives, and setting his compensation annually; and (iii) assisting the Board with other related tasks, as assigned from time to time. The Compensation Committee may delegate its responsibilities to subcommittees as it deems appropriate. The Compensation Committee met two times during fiscal year ended December 31, 2025. A current copy of the Compensation Committee Charter is available on the Company’s website at www.GlobalSelfStorage.us.

Nominating and Governance Committee. The Board has a Nominating and Governance Committee comprised of Langa (Chair), Burke, Zachary, and Carroll. The primary nominating related purposes and responsibilities of the Nominating and Governance Committee are: (i) to identify individuals qualified to become members of the Board in the event that a position is vacated or created, (ii) to consider all candidates proposed to become members of the Board, subject to the procedures and policies set forth in the Nominating and Governance Committee Charter, the Company's charter, the Company's bylaws, and resolutions of the Board, (iii) to select and nominate, or recommend for nomination by the Board, candidates for election as Directors, and (iv) to set any necessary standards or qualifications for service on the Board. The primary governance related purposes and responsibilities of the Nominating and Governance Committee are: (i) to monitor and oversee management’s efforts and activities on environmental, social, and governance matters, (ii) to periodically review Board and committee performance and recommend appropriate changes to the committees of the Board as the Nominating and Governance Committee deems necessary and/or advisable, (iii) to periodically review the Company’s Code of Conduct and Ethics, Conflict of Interest and Corporate Opportunities Policy, and other corporate governance documents applicable to the Company and recommend changes to those governance documents as the Nominating and Governance Committee deems necessary and advisable, (iii) to review the charter and composition of each committee of the Board and recommend appropriate changes as the Committee deems necessary and/or advisable; and (iv) to otherwise take a leadership role in shaping the corporate governance of the Company. The Nominating and Governance Committee met three times during fiscal year ended December 31, 2025. A current copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.GlobalSelfStorage.us.

Executive Committee. The Board has an executive committee (the “Executive Committee”), comprised of Mark Winmill, which may meet from time to time, the function of which is to exercise the powers of the Board between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee. The Executive Committee did not meet during the fiscal year ended December 31, 2025.

Committee of Continuing Directors. The Company has a committee of continuing directors (the “Committee of Continuing Directors”) which may meet from time to time, to take such actions as are required by the governing documents of the Company. The Committee of Continuing Directors is comprised of Burke, Langa, Zachary, Mark Winmill, and Carroll. The Committee of Continuing Directors did not meet during the fiscal year ended December 31, 2025.

For the fiscal year ended December 31, 2025, the Board held two regularly scheduled meetings and three special meetings. For the fiscal year ended December 31, 2025, each of the directors currently in office attended 100% of the total number of meetings of the Board and of all committees of the Board on which such directors served during the period, except for Mr. Burke, who attended 80% of all Board meetings.

Director Compensation

Members of the Board who are not independent receive no compensation for their service as directors, and in the case of Mr. Mark C. Winmill, our Chief Executive Officer and President, no additional compensation for his service as a director. Currently, the Independent Directors are paid an annual retainer of $25,000, payable semi-annually, and are also paid: (i) $250 for each Board meeting attended; (ii) $250 for each committee meeting attended; (iii) an annual committee chair fee of $500 per committee chaired; (iv) $500 for each Company education session attended; and (v) $500 for attendance at the Company’s annual meeting of stockholders. Each Independent Director is reimbursed for reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings.

Retainer payments are prorated when a director joins the Board other than at the beginning of a calendar year.

Each Independent Director may elect to receive, at any time, the value of their cash compensation in shares of common stock of the Company which are granted from those shares reserved for issuance under the 2017 Equity Incentive Plan (the "Plan").

A summary of the compensation and benefits for the Independent Directors for the fiscal year ended December 31, 2025, is shown in the following table:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)
Russell E. Burke III (1)	17	16,233	—	16,250
George B. Langa	28,000	—	—	28,000
William C. Zachary (1)	17	27,983	—	28,000
Sally C. Carroll, Esq.	27,500	—	—	27,500

(1) Each of Messrs. Burke and Zachary elected to receive payment of a portion of the value of his cash compensation in shares of common stock, $16,233 and $27,983, respectively. Accordingly, Burke and Zachary received 3,203 and 5,539 shares of common stock, respectively, from the Plan. The shares were unrestricted and vested immediately as of the date of issuance. The dollar values shown in the table for the share awards represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Qualifications of the Board

Each director’s background and his oversight and service as a member of other boards of directors was evaluated in determining whether he/she should serve as a director of the Company. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that each person should serve as a director of the Company, each director’s relevant knowledge, experience, expertise, and independence was considered and evaluated. Burke was selected to serve on the Board because of his prior experience serving on the board of another self storage company and his experience and extensive knowledge of the self storage industry. Langa was selected to serve on the Board because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management. Zachary was selected to serve on the Board because of his prior experience serving on the board of another self storage company and his experience in underwriting finance. Carroll was selected to serve on the Board because of her legal experience, including in the REIT sector. Mark Winmill was selected to serve on the Board because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations. Each of the directors has experience with finance, accounting, regulatory, and board operational matters as a result of his/her service as a director on the Board and other boards of directors.

EXECUTIVE OFFICERS

The Company’s named executive officers, other than Mark Winmill who also serves as a director, and their relevant biographical information are set forth below, based on the information furnished by such executive officer:

Thomas O’Malley, 67, has served as our Chief Financial Officer, Chief Accounting Officer, Treasurer, and Senior Vice President since 2005. He oversees financial reporting for the Company and assists the Chief Executive Officer in acquiring, developing, managing, and operating the Company's self storage facility businesses. He is also Chief Financial Officer, Chief Accounting Officer, Treasurer, and Vice President of Bexil Investment Trust, Foxby Corp., and Midas Series Trust (collectively, the “Funds”), Bexil Advisers LLC and Midas Management Corporation (registered investment advisers and, collectively, the “Advisers”), the Broker-Dealer, Bexil Corporation (a holding company) (“Bexil”), Tuxis, and Winco. He is a certified public accountant.

Donald Klimoski II, Esq., 45, has served as our General Counsel, Secretary, Chief Compliance Officer since 2017 and Senior Vice President - Operations since 2022. He oversees the operations of the Company, investor relations, and legal and compliance matters, and assists in acquiring, developing, managing, and operating the Company’s self storage facility businesses. Mr. Klimoski also serves as General Counsel, Secretary, and Chief Compliance Officer of Tuxis; Mr. Klimoski also serves as Co-General Counsel, Secretary, and Chief Compliance Officer of Winco; and Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer of the Funds, the Advisers, and Bexil. Prior to joining the Company, Mr. Klimoski served as the Associate General Counsel of Commvault Systems, Inc. from 2014 to 2017. Prior to leaving private practice, Mr. Klimoski was an associate at Sullivan and Cromwell LLP from 2008 to 2014. Mr. Klimoski began his legal career as a law clerk to the Honorable Freda L. Wolfson of the United States District Court of New Jersey. He is admitted as a member of the United States Patent and Trademark Office, and the New York and New Jersey State Bars.

SUSTAINABILITY

We are focused on building our company for the long term to generate sustainable growth. To that end, we have established a cross-functional sustainability committee (the "Sustainability Committee"), comprised of management, responsible for establishing our sustainability priorities and objectives. Management regularly evaluates sustainability risks faced by our real estate portfolio and believes the low obsolescence, geographic diversification, and low emissions of our portfolio help to mitigate those risks. Our Sustainability Committee reports annually to the Board on the status of our sustainability program, our progress against the goals we have set, and provide updates on the various initiatives we have undertaken to improve our sustainability.

A key area of focus from a sustainability perspective is minimizing the impact we make on the environment. Self storage remains a low-environmental impact business as it consumes less energy and water while emitting fewer greenhouse gases than other real estate property types. We continue to look for ways to further reduce our low impact through a variety of initiatives including solar panel installations, HVAC upgrades, high-efficiency LED lighting retrofits, energy management systems, and paper reduction through our online rental platform. We continue to explore the installation of solar panels at our properties which we expect would reduce energy consumption and costs at such locations.

We are committed to managing climate-related risks and opportunities in relation to our business. This commitment is a key component of our recognition that we must operate in a responsible and sustainable manner that aligns with our long-term corporate strategy and promotes our best interests along with those of our stakeholders, including our tenants, investors, employees, and the communities in which we operate.

Our Sustainability Committee guides our commitment to sustainability and will have primary responsibility for climate-related activities. Our Sustainability Committee reports annually to the Board, which oversees all of our sustainability initiatives.

We consider potential environmental impacts—both positive and negative—in our decision making across the business. The following features of our properties reflect our commitment to responsible environmental stewardship:

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Low environmental impact. Our properties have an inherently light environmental footprint that we further reduce through environmentally friendly capital initiatives.
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Low obsolescence. Our properties are expected to retain functional and physical usefulness over many decades. This contrasts with other real estate types that require frequent reinvestment (i.e., capital expenditures) to stay current with tenant preference, remain competitive with newer competition, offset heavier wear-and-tear by users, and maintain structural operating efficiency.
•
High structural resilience. We operate our properties to avoid deferred maintenance, which may mitigate risks from rising water levels, changing temperatures, and natural disasters.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics in compliance with rules of the SEC that applies to all of our personnel, including the Board, Chief Executive Officer and Chief Financial Officer. The Code of Conduct and Ethics is available free of charge on the “Governance Documents” section of our website at www.GlobalSelfStorage.us. We intend to satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, provisions of our Code of Conduct and Ethics by posting such information on our web site at the address specified above. The Company has not adopted any practices or policies prohibiting its employees or directors from engaging in transactions that hedge or offset or are designed to hedge or offset any decrease in the market value of the Company’s equity securities. However, our Code of Conduct and Ethics requires our directors and executive officers to disclose to, and obtain approval from, the Audit Committee, for any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Insider Trading Policies and Procedures

The Company has adopted insider trading procedures governing the purchase, sale, and/or other dispositions of its securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. See Exhibit 19.1 (Statement of Corporate Policy to Prevent Insider Trading) to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, and related SEC regulations require the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 of our Common Stock and other equity securities. To the Company’s knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ended December 31, 2025, all reporting persons complied with all applicable Section 16(a) filing requirements.

Director Independence

The Nasdaq Listing Rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent.

Accordingly, the Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC and the transactions referenced under “Certain Relationships and Related Party Transactions” in this Proxy Statement. Applying these standards, the Board determined that none of the directors who currently serve, other than Mark Winmill, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Burke, Langa, Zachary, and Carroll are “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mark Winmill is not considered independent because he is an officer of the Company and/or its affiliates. The Board also determined that each non-employee director who serves as a member of the Audit, Compensation and Nominating and Governance Committees satisfies the independence standards for such committee established by the SEC and the Nasdaq Listing Rules, as applicable.

Current Board Leadership Structure and Oversight Responsibilities

The Board is responsible for the oversight of the Company’s operations. The Board is currently composed of six members, four of whom are Independent Directors. As described above, the Board has established five standing committees, the Audit Committee, Compensation Committee, Nominating and Governance Committee, Executive Committee and Committee of Continuing Directors, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The inclusion of all Independent Directors as members of the Audit, Compensation, Nominating and Governance, and Continuing Directors committees allows all the Independent Directors to participate in the full range of the Board’s oversight duties, including oversight of risk management processes discussed below.

The Board has designated Mark Winmill to serve as the Chairman of the Board (the “Chairman”). M. Winmill has been active in the real estate and self storage industries for over 20 years as chief executive officer and in other capacities. The Chairman presides at each Board meeting, establishes the agenda for Board meetings, and acts as the primary liaison between the Independent Directors and Company management. The Chairman of the Board is an “interested person” of the Company. The Independent Directors have not appointed a lead Independent Director. The Independent Directors believe that the utilization of an interested person as Chairman provides an efficient structure for them to coordinate with Company management in carrying out their responsibilities. The Chairman plays an important role in communicating with them in identifying matters of special interest to be addressed by Company management and the Board. The Chairman may also perform such other functions as may be requested by the directors from time to time. Designation as Chairman does not impose on such director any duties or standards greater than or different from other directors. The directors believe that the Board’s leadership structure, taking into account, among other things, its committee structure, which permits certain areas of responsibility to be allocated to the Independent Directors, is appropriate given the characteristics and circumstances of the Company.

Risk Oversight

The operation of the Company generally involves a variety of risks. As part of its oversight of the Company, the Board oversees risk management through various regular Board and committee activities. The Board, directly or through its committees, reviews reports from, among others, the Company’s management, including the Company’s Chief Compliance Officer, the Company’s independent registered public accounting firm, outside legal counsel, and others, as appropriate, regarding risks faced by the Company and the extent of its risk management programs. Although the Company’s risk management program is designed to be effective, there is no guarantee that it will anticipate or mitigate all risks. Not all risks that may affect the Company can be identified, eliminated, or mitigated and some risks may not be anticipated or may be beyond the control of the Board or the Company.

Information Regarding the Company’s Process for Director Candidate Recommendations and Director Selection Criteria

In identifying potential nominees for the Board, the Nominating and Governance Committee may consider candidates recommended by one or more of the following sources: (i) the Company’s current directors, (ii) the Company’s officers, (iii) the Company’s affiliates, (iv) the Company’s stockholders, and (v) any other source the Nominating and Governance Committee deems to be appropriate. The Nominating and Governance Committee will not consider self-nominated candidates. The Nominating and Governance Committee may, but is not required to, retain a third-party search firm at the Company’s expense to identify potential candidates. The Nominating and Governance Committee may consider, among other things, specific experience, qualifications, attributes, and skills as factors in choosing director candidates.

Pursuant to the Company’s governing documents, to qualify as a nominee for a directorship, an individual, at the time of nomination, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Company, and (B) shall have a master’s degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K (or any successor provision) of the Exchange Act; or (ii) shall be a current director of the Company. In addition, to qualify as a nominee for a directorship or election as a director, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the “Policy”), adopted by the Board on July 8, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent director shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a director. The Nominating and Governance Committee, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this section shall not be eligible for nomination or election as a director. In addition, no person shall be qualified to be a director unless the Nominating and Governance Committee, in consultation with counsel to the Company, has determined that such person, if elected as a director, would not cause the Company to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Company’s charter, or any general policy adopted by the Board regarding either retirement age or the percentage of interested persons and non-interested persons to comprise the Company’s Board.

The Nominating and Governance Committee will consider and evaluate nominee candidates properly submitted by stockholders on the basis of the same criteria used to consider and evaluate candidates recommended by other sources. Nominee candidates proposed by stockholders will be properly submitted for consideration by the Nominating and Governance Committee only if the qualifications and procedures set forth in the Nominating and Governance Committee charter, as it may be amended from time to time by the Nominating and Governance Committee or the Board, are met and followed (recommendations not properly submitted will not be considered by the Nominating and Governance Committee).

A candidate recommended for nomination as a director submitted by a stockholder will not be deemed to be properly submitted to the Nominating and Governance Committee for the Nominating and Governance Committee’s consideration unless the following qualifications have been met and procedures followed:

1. A stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, has beneficially owned at least 5% of the Company’s common stock for at least two years prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit one candidate to the Nominating and Governance Committee for consideration at an annual meeting of stockholders.

2. The Nominating Stockholder must submit any such recommendation (a “Stockholder Recommendation”) in writing to the Company, to the attention of the Secretary, at the address of the principal executive offices of the Company.

3. The Stockholder Recommendation must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days before the first anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.

4. The Stockholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address and residence address of the person recommended by the Nominating Stockholder (the “Candidate”); (B) any position or business relationship of the candidate, currently or within the preceding five years, with the Nominating Stockholder or an Associated Person of the Nominating Stockholder (as defined below); (C) the class or series and number of all shares of stock of the Company owned of record or beneficially by the Candidate, as reported to such Nominating Stockholder by the Candidate; (D) any other information regarding the Candidate that is required to be disclosed about a nominee in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to the Exchange Act; (E) whether the Nominating Stockholder believes that the Candidate is or will be an Independent Director and, if believed not to be an “independent director,” information regarding the Candidate that will be sufficient for the Company to make such determination; and (F) information as to the Candidate’s knowledge of the Company’s industry, experience as a director or senior officer of public companies, and educational background; (ii) the written and signed consent of the Candidate to be named as a nominee and to serve as a director if elected; (iii) the written and signed agreement of the Candidate to complete a directors’ and officers’ questionnaire if elected; (iv) the Nominating Stockholder’s consent to be named as such by the Company; (v) the class or series and number of all shares of stock of the Company owned beneficially and of record by the Nominating Stockholder and any Associated Person of the Nominating Stockholder and the dates on which such shares were acquired, specifying the number of shares of stock owned beneficially but not of record by each, and stating the names of each as they appear on the Company’s record books and the names of any nominee holders for each; and (vi) a description of all arrangements or understandings between the Nominating Stockholder, the Candidate and/or any other person or persons (including their names) pursuant to which the recommendation is being made by the Nominating Stockholder. “Associated Person of the Nominating Stockholder” as used herein means any person required to be identified pursuant to clause (vi) and any other person controlling, controlled by or under common control with, directly or indirectly, (a) the Nominating Stockholder or (b) any person required to be identified pursuant to clause (vi).

5. The Nominating and Governance Committee may require the Nominating Stockholder to furnish such other information as it may reasonably require or deem necessary to verify any information furnished pursuant to the requirements of the Nominating and Governance Committee charter or to determine the qualifications and eligibility of the Candidate proposed by the Nominating Stockholder to serve on the Board. If the Nominating Stockholder fails to provide such other information in writing within seven days of receipt of written request from the Nominating and Governance Committee, the recommendation of such Candidate as a nominee will be deemed not properly submitted for consideration, and will not be considered, by the Nominating and Governance Committee.

A detailed description of the criteria used by the Nominating and Governance Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Nominating and Governance Committee are included in the Nominating and Governance Committee charter. The Nominating and Governance Committee charter, as amended, was approved by the Board on March 25, 2024.

Audit Committee Financial Expert

The Board has determined that it has three “audit committee financial experts” (as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act) serving on the Audit Committee, each of whom are “independent” directors that satisfy the heightened audit committee independence requirements under the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. Further, each member of the Audit Committee possesses the requisite financial sophistication, as required by the Nasdaq Listing Rules.

Executive Sessions of Independent Directors

The Independent Directors serving on the Board regularly meet in executive session with outside counsel at board meetings.

Director Attendance at Annual Meetings of Stockholders

The Company does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance. The Company held its 2025 annual meeting of stockholders on June 9, 2025, at which all directors who were serving on the Board at such time were in attendance.

Whistleblower Procedures

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by delivering the report via regular mail, which may be mailed anonymously, to the Audit Committee Chair, c/o Global Self Storage, Inc., 3814 Route 44, Millbrook, New York 12545.

PROPOSAL 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2017 EQUITY INCENTIVE PLAN

Overview

We are asking our stockholders to approve the Amended and Restated Global Self Storage, Inc. 2017 Equity Incentive Plan (the "A&R Plan"), which, if approved by our stockholders, will supersede and replace the current Global Self Storage, Inc. 2017 Equity Incentive Plan (the "2017 Plan") in its entirety. The A&R Plan will (subject to the approval of our stockholders): (i) increase the number of shares reserved for issuance under the plan by 1,000,000 shares, (ii) increase the number of shares that may be covered by options that are designated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") by 1,000,000 shares, (iii) add an explicit annual limitation on the aggregate value of all compensation that may be granted or paid to any non-employee director for service on the Board, including equity awards and cash fees, with higher limits applicable in the fiscal year in which a non-employee director is first appointed or elected to the Board; (iv) eliminate certain 2017 Plan terms relating to the "performance-based compensation" requirements of Section 162(m) of Code (such requirements under the Code were repealed effective January 1, 2018), (v) amend the "change in control" definition to be triggered based upon a person or group more than 50% of the Company's voting power (rather than 30% or more, as previously provided), and (vi) extend the scheduled expiration date of the 2017 Plan to the date that is ten years after shareholder approval of the A&R Plan (the "A&R Amendments").

Upon the recommendation of the Compensation Committee, the Board adopted the A&R Plan on April 27, 2026, subject to the approval of our stockholders at the Annual Meeting. Our Compensation Committee and Board believe that adopting the A&R Plan is in the best interests of the Company and its stockholders because it will permit the Company to continue to provide incentive equity-based grants to promote the growth and success of the Company by aligning the interests of the A&R Plan participants with those of the Company's stockholders, enable the Company to attract and retain qualified individuals for positions of significant responsibility, link employee compensation with our performance, and maintain a culture based on employee share ownership.

The A&R Plan will become effective upon stockholder approval. If the A&R Plan is not approved by our stockholders at the Annual Meeting, the A&R Plan will not become effective, and the 2017 Plan will remain in effect until its expiration on October 16, 2027, in accordance with its terms (or, if occurring earlier, its termination), after which date no further awards may be granted under the 2017 Plan. Whether or not the A&R Plan is approved by our stockholders, each award granted under the 2017 Plan prior to its expiration (or, if occurring earlier, its termination) will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the 2017 Plan.

If the A&R Plan is approved by our stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of common stock as soon as reasonably practicable thereafter.

Historical Information

The 2017 Plan provides that the aggregate number of shares of common stock that have been authorized for issuance under the 2017 Plan is 760,000 shares, subject to certain share recycling and adjustment provisions, as provided in the 2017 Plan.

If the A&R Plan is approved by our stockholders, 1,393,661 shares of common stock will be authorized for issuance thereunder, subject to adjustment in accordance with the terms of the A&R Plan. This number includes the approximately 219,309 shares of common stock remaining available for issuance under the 2017 Plan as of April 9, 2026 (as adjusted for forfeitures and issuances subsequent to such date), plus 174,352 shares of common stock underlying outstanding equity awards under the 2017 Plan as of April 9, 2026 (as adjusted for forfeitures, vesting, settlement or exercise subsequent to such date), plus an additional 1,000,000 shares of common stock newly reserved for issuance under the A&R Plan.

As of April 9, 2026, 11,431,732 shares of our common stock were outstanding. Similarly, as of April 9, 2026, the shares of common stock remaining available for issuance under the 2017 Plan, shares of common stock underlying outstanding equity awards under the 2017 Plan, and additional shares of common stock newly reserved for issuance under the A&R Plan were as follows:

Shares remaining available for issuance under the 2017 Plan	219,309
Shares underlying outstanding equity awards under the 2017 Plan (1)	174,352
Shares newly reserved for issuance under the A&R Plan	1,000,000
Total	1,393,661

(1) The Company did not have any stock options or stock appreciation rights outstanding during any of the periods presented herein.

The market price per share of the securities underlying the shares as of April 9, 2026 was $5.21. For additional information regarding equity-based awards previously granted under the 2017 Plan, please see Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2025.

Board Considerations in Approving the A&R Plan

We are committed to using equity incentive awards prudently and within reasonable limits, with awards generally subject to performance and service-based vesting requirements. In determining the proposed number of shares to be reserved and issuable under the A&R Plan, the Compensation Committee and the Board considered a number of factors, including the potential dilutive impact of equity awards outstanding under the 2017 Plan, the Company's historical equity grant practices, and the expected dilution associated with future equity awards under the A&R Plan.

In addition, the Compensation Committee and the Board assessed the role of equity‑based compensation in supporting the Company’s long‑term incentive and retention objectives and evaluated the proposed share request with the goal of balancing the need for ongoing equity‑based incentives with the importance of managing dilution and promoting the long‑term interests of stockholders. Based on these considerations, the Compensation Committee and the Board believe that the share request under the A&R Plan represents a reasonable and appropriate level of potential dilution in light of the Company’s historical practices and anticipated future needs.

Burn Rate

Our average annual burn rate over the last three fiscal years was 0.80%. "Burn rate" is calculated by dividing (i) the total number of shares subject to equity awards granted in a given fiscal year, by (ii) the total weighted average number of shares of common stock outstanding during that fiscal year, and does not reflect the effects of forfeitures or cancellations. The following table presents our burn rate under the 2017 Plan for the past three fiscal years:

	2023	2024	2025	Three-year Average
Total Shares Granted During Fiscal Year	49,455	143,850	73,194	88,833
Basic Weighted Average Shares Outstanding	11,045,699	11,094,915	11,166,641	11,102,418
Burn Rate	0.45%	1.30%	0.66%	0.80%

The Compensation Committee and the Board believe that the Company’s historical burn rate reflects a conservative approach to equity usage and demonstrates a sustained focus on managing dilution over time.

Total Potential Dilution

"Overhang" is a measure of potential dilution from equity compensation plans and is calculated by dividing (i) the number of shares of common stock subject to equity awards outstanding at the end of the relevant period, plus the number of shares available for future grants under the Company's equity compensation plans, by (ii) the total number of shares of common stock outstanding at such time. As of April 9, 2026 the Company's overhang was 3.34%.

If stockholders approve the A&R Plan, the authorization of an additional 1,000,000 shares would increase the Company's total potential dilution to approximately 8.8%. In approving the A&R Plan, the Compensation Committee and the Board considered this potential dilution in the context of the Company’s historical equity usage, anticipated future grant practices and the long‑term nature of the Company’s equity compensation program, and believe that the resulting dilution level is reasonable and appropriate.

Equity Usage Outlook and Plan Flexibility

The shares requested under the A&R Plan are intended to provide the Company with long-term flexibility to support its equity compensation program over time and across a range of future business conditions, rather than to signal any change in the Company’s historical equity usage levels. Approval of the A&R Plan does not obligate the Company to grant all authorized shares, and the actual pace of equity grants will depend on a variety of currently unknown factors, such as the Company’s performance, future stock price, workforce composition, competitive market practices, changes in participation, hiring and promotion activity, future grant practices, award type mix and levels, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, how the Company chooses to balance total compensation between cash and equity-based awards, and stockholder feedback.

The Compensation Committee retains ongoing discretion to manage equity usage in a manner it believes is consistent with the Company’s compensation philosophy and the interests of stockholders, and any future increase in the number of shares available for issuance under the Company’s equity compensation plans would require additional stockholder approval.

Summary of the Provisions of the Company's Amended and Restated 2017 Equity Incentive Plan

The following is a summary of the material terms of the A&R Plan and is qualified in its entirety by reference to the A&R Plan, included as Appendix A to this Proxy Statement, which is incorporated by reference into this Proposal 2. The only material changes to the 2017 Plan as a result of the A&R Amendments would be to: (i) increase the number of shares reserved for issuance under the plan by 1,000,000 shares, (ii) increase the number of shares that may be covered by options that are designated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") by 1,000,000 shares, (iii) add an explicit annual limitation on the aggregate value of all compensation that may be granted or paid to any non-employee director for service on the Board, including equity awards and cash fees, with higher limits applicable in the fiscal year in which a non-employee director is first appointed or elected to the Board; (iv) eliminate certain 2017 Plan terms relating to the "performance-based compensation" requirements of Section 162(m) of Code (such requirements under the Code were repealed effective January 1, 2018), (v) amend the "change in control" definition to be triggered based upon a person or group more than 50% of the Company's voting power (rather than 30% or more, as previously provided), and (vi) extend the scheduled expiration date of the 2017 Plan to the date that is ten years after shareholder approval of the A&R Plan.

Purpose

The purpose of the A&R Plan is to:

•
Attract and retain qualified key employees and other service providers; and
•
Encourage their efforts to make our business more successful, whether directly or through its subsidiaries or other affiliates.

Eligible Participants

Qualified key employees, directors, officers, advisors, consultants, and other personnel of ours and our subsidiaries are eligible to participate in the A&R Plan. In addition, our Compensation Committee may approve the participation of other persons expected to provide significant services to us or our subsidiaries. Our Compensation Committee may also determine that employees of our affiliates may participate in the A&R Plan. Eligibility for awards under the A&R Plan generally is determined by our Compensation Committee. As of April 9, 2026, the Company and its affiliates had 35 employees and 5 members of the Board who would be eligible to participate in the A&R Plan.

Administration of the A&R Plan

Our Compensation Committee has the authority to, among other things:

•
Administer and interpret the A&R Plan and any award;
•
Authorize the granting of awards to eligible participants;
•
Determine the eligibility of eligible participants to receive an award;
•
Determine the number of shares to be covered under any award agreement, considering the position and responsibilities of the eligible participants, the nature and value to us of the eligible participants' present and potential contribution to our success, whether directly or through our subsidiaries, and such other factors as our Compensation Committee may deem relevant;
•
Approve the form of award agreement;
•
Determine the terms applicable to each award, which may differ among individual awards and participants, and may include performance goals;
•
Accelerate at any time the exercisability or vesting of all or any portion of any award;
•
Extend at any time the period in which options or share appreciation rights may be exercised, provided that such awards cannot have a term longer than 10 years;
•
Determine the extent to which the transferability of shares issued or transferred pursuant to an award is restricted;
•
Decide all disputes arising in connection with the A&R Plan; and
•
Otherwise supervise the administration of the A&R Plan.

Nevertheless, grants to members of our Compensation Committee will be made and administered by our Board rather than our Compensation Committee. References below to our Compensation Committee include a reference to our Board for those awards with respect to which our Board is acting as administrator.

Available Shares

If the A&R Plan is approved, 1,393,661 shares of common stock are intended to be authorized and reserved for grant. This number includes the approximately 219,309 shares of common stock remaining available for issuance under the 2017 Plan as of April 9, 2026 (as adjusted for forfeitures and issuances subsequent to such date), plus 174,352 shares of common stock underlying outstanding equity awards under the 2017 Plan as of April 9, 2026 (as adjusted for forfeitures, vesting, settlement or exercise subsequent to such date), plus an additional 1,000,000 shares of common stock newly reserved for issuance under the A&R Plan. While equity grants are an important part of our compensation program, we are mindful of our responsibility to our stockholders to appropriately limit the dilution caused by equity awards granted as a form of compensation. We believe the 1,393,661 shares of common stock authorized and reserved should be sufficient to incentivize and compensate our key employees and service providers for several years.

We believe that having an equity incentive plan in place with a sufficient number of shares is critical to our ability to attract, retain, and motivate employees in a highly competitive marketplace and ensures that our executive compensation is structured in a manner that aligns the executives' interests with our success.

The numbers of shares available for grant under the A&R Plan at any given time will include:

•
Shares subject to outstanding awards made under the A&R Plan that are later cancelled, expire, are forfeited, or lapse for any reason; and
•
Shares subject to any restricted share unit, dividend equivalent right, or other equity based award (other than share options and share appreciation rights) that are settled in cash.

In addition, awards granted in substitution, assumption, continuation, or adjustment of awards remaining available for grant under the A&R Plan pursuant to a change in control or other corporate transaction are not expected to count against the number of shares remaining available for issuance under the A&R Plan. Furthermore, the shares available under a stockholder approved plan of an entity acquired by us are not expected to be available for awards granted to individuals who were not employees of ours immediately before such acquisition, and are not expected to count against the number of shares remaining available for issuance under the A&R Plan.

Awards Under the A&R Plan

The A&R Plan authorizes grants of incentive and nonqualified share options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights, and other forms of equity based compensation.

Our Compensation Committee (or our Board with respect to awards made to members of the Compensation Committee) determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the A&R Plan.

Non-Employee Director Limitations. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as non-employee member of our Board (each such individual, a "non-employee director") granted in any fiscal year, including Awards granted and cash fees paid by the Company to such non-employee director for his or her service as a non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to our Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Share Options. The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Code, and any applicable vesting conditions, will be determined by our Compensation Committee. The exercise price (as defined in the A&R Plan) of an option will be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price may not be lower than 100% (110% in the case of an incentive share option granted to a 10% stockholder) of the fair market value (as defined in the A&R Plan) of our common shares on the date of grant. Each option will expire after the period specified in the award agreement (as may be extended by our Compensation Committee), which will not exceed ten years from the date of grant (or five years for an incentive share option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee. Our Compensation Committee may permit the recipient to exercise the option without the payment of the exercise price and to receive common shares with a fair market value equal to the excess of the fair market value of the shares with respect to which the option is being exercised over the exercise price of the option with respect to those shares. Our Compensation Committee may also establish a program, taking into account the possible application of Section 409A of the Code, to permit the recipient of an option to exercise the option for restricted share units rather than shares.

Share Appreciation Rights. A share appreciation right is an award that entitles a participant of the A&R Plan to receive shares and/or cash in an amount equal to the excess of the fair market value of the shares with respect to which the share appreciation right is being exercised over the aggregate exercise price. The terms of specific share appreciation rights, including any applicable vesting conditions, will be determined by our Compensation Committee. The exercise price of share appreciation rights will be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price may not be lower than 100% of the fair market value of our common shares on the date of grant. Each share appreciation right will expire after the period or periods specified in the award agreement (as may be extended by our Compensation Committee), which will not exceed ten years from the date of grant. Share appreciation rights will be exercisable at such times and subject to such terms as determined by our Compensation Committee.

Restricted Shares. A restricted share award is an award of common shares that is subject to restrictions on transferability and such other restrictions, if any, as our Compensation Committee may impose at the date of grant. Grants of restricted shares may be subject to service and/or performance based vesting restrictions as determined by our Compensation Committee. Unless otherwise provided in an applicable award agreement, a participant granted restricted shares may have all the rights of a stockholder of our company, including the right to vote the shares and the right to receive any cash dividends currently or when the shares vest, as determined by our Compensation Committee. Holders of restricted shares are prohibited from selling such shares until they vest.

Restricted Share Units. Restricted share units will vest as provided in the applicable award agreement. A restricted share unit represents a right to receive the fair market value of a common share, or, if provided by our Compensation Committee, the right to receive the fair market value of a common share in excess of a base value established by our Compensation Committee at the time of grant. Restricted share units generally may be settled by transfer of common shares or, if as determined by our Compensation Committee, in cash. Unless otherwise provided in the applicable award agreement, subject to elections by the grantee in accordance with the A&R Plan, the settlement date with respect to a restricted share unit is the first day of the month to follow the date on which the restricted share unit vests. Our Compensation Committee may establish a program, taking into account the possible application of Section 409A of the Code, under which participants can defer distributions of restricted share units.

Dividend Equivalent Rights. A dividend equivalent right is a right to receive (or have credited) the equivalent value (in cash or common shares) of cash distributions made on common shares. A dividend equivalent right granted in connection with an award of options or stock appreciation rights will be paid regardless of whether the option or share appreciation right is exercised. Our Compensation Committee may provide that amounts payable with respect to dividend equivalent rights can be converted into cash or additional common shares. Our Compensation Committee may establish other limitations and conditions of awards of dividend equivalent rights as it deems appropriate. A dividend equivalent right granted with respect to an award subject to performance-based vesting conditions may not be payable unless and until such conditions have been met. Our Compensation Committee may establish a program under which participants can defer dividend equivalent rights or have restricted share units credited upon a grant of dividend equivalent rights.

Other Share Based Awards. The A&R Plan authorizes our Board to grant other awards based upon our common shares.

Performance- Based Awards. Our Compensation Committee may establish one or more performance goals as a condition to issuing an award or as a vesting condition. Our Compensation Committee may determine that satisfaction of the performance goals will be in its discretion. In addition, our Compensation Committee may adjust or modify the calculation of performance goals for a performance cycle in order to prevent the dilution or enlargement of the rights of a participant in connection with a change in control or any unusual or extraordinary corporate item, transaction, event, or development, with any other unusual or nonrecurring events affecting us or our financial statements, or with changes in applicable laws, regulations, accounting principles, or business conditions. The performance criteria that may be considered by our Compensation Committee to establish performance goals for awards may include:

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Earnings before interest, taxes, depreciation and amortization;
•
Net income (loss) (either before or after interest, taxes, depreciation and/or amortization);
•
Changes in the market price of the shares if and when our shares become listed on a national securities exchange;
•
Economic value-added;
•
Funds from operations or similar measure;
•
Revenue;
•
Acquisitions or strategic transactions;
•
Increases in revenue;
•
Net operating income (loss) or similar measure;
•
Cash flow (including, but not limited to, operating cash flow and free cash flow);
•
Return on capital, assets, equity, or investment;
•
Stockholder returns;
•
Gross or net profit levels;
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Productivity;
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Expense;
•
Margins;
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Operating efficiency;
•
Tenant satisfaction;
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Working capital;
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Earnings (loss) per share;
•
Rent growth;

•
Occupancy growth;
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Objectively determinable expense management;
•
Dividend coverage;
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Capital deployment;
•
Development milestones;
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Dividend coverage
•
Sales or market shares; and/or
•
Any other measures of performance selected by our Compensation Committee in its discretion whether or not listed above.

Such performance criteria may be measured either in absolute terms or on an incremental basis, on a per share basis, or based on results compared to our peer group, to market performance indicators, or to market indices, which may be determined in the discretion of the Compensation Committee. As noted above, in certain circumstances, our Compensation Committee, in its discretion, may adjust or modify the calculation of these performance goals for a performance cycle.

Awards can be based upon other performance criteria determined and evaluated by our Compensation Committee in its sole discretion, including management's achievement of the company's strategic goals and effective implementation of the Company's strategic plan and adherence to a strategic plan.

Adjustments in Connection with a Change in Control or Other Corporate Transaction

In the event of certain mergers, corporate reorganizations, share splits, or other events, our Compensation Committee may make certain adjustments to the awards granted or that may be granted under the A&R Plan (including the number and kind of shares that may be granted, the number and kind of shares or other property underlying outstanding awards, the exercise price, if applicable, of outstanding awards, and the per person limits), and may otherwise take actions which, in its discretion, are necessary to preserve the rights of the participants. If such adjustments increase or decrease the number of shares subject to all outstanding awards, the number of shares available under the A&R Plan will be adjusted proportionately.

Upon a change in control (as defined in the A&R Plan), our Compensation Committee generally may take one or more of the following actions as it determines necessary with respect to all or some outstanding awards:

•
Provide that all (or some) outstanding awards will become fully or partially vested or, if applicable, exercisable;
•
Cash out options and share appreciation rights for an amount equal to the difference, if any, between the consideration received by our stockholders in connection with the change in control and the applicable exercise price. Our Compensation Committee may, in its sole discretion, terminate any option or share appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction without payment of consideration for such cancellation;
•
Permit the exercise of options and share appreciation rights within a specified period of time prior to the change in control;
•
Provide that awards will be assumed or continued by the successor entity;
•
Provide that awards will be substituted with new awards of the successor entity or its parent, making appropriate adjustments to the number and kind of shares and, if appropriate, the exercise price; or
•
Other adjustments if our Compensation Committee determines that such adjustments do not have a material and adverse impact on the participants.

Tax Withholding

Participants under the A&R Plan are responsible for the payment of any U.S. federal, state, or local taxes, including those that we are required by law to withhold upon any option exercise or vesting or settlement of other awards. Subject to approval by our Compensation Committee, participants may elect to have the tax withholding obligations satisfied either by authorizing us to withhold common shares to be issued pursuant to the exercise of an option or share appreciation right, or the vesting or settlement of another award, or by transferring to us common shares having a value up to the amount of such taxes; provided, however, that the number of shares withheld or delivered to satisfy such tax withholding obligation will not exceed the number of shares having a fair market value equal to the maximum statutory tax rates in the applicable jurisdiction, as determined under applicable accounting standards and tax law.

Amendment and Termination

If the A&R Plan is approved, we will be able to grant awards until the 10th anniversary of the A&R Plan's approval. Our Board generally may amend the A&R Plan as it deems advisable, except that the A&R Plan may not be amended without stockholder approval if the absence of such approval would cause the A&R Plan to fail to comply with any applicable legal requirement or applicable share exchange or similar rule, and no amendment may materially and adversely affect a participant with respect to an award previously granted without such participant's consent unless such amendment is required in order to comply with applicable laws.

Clawback Policy

To the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any policy that may be adopted by us, amounts paid or payable pursuant to the A&R Plan may be subject to clawback to the extent necessary to comply with such laws or policies, including forfeiture of awards and repayment of amounts paid or payable pursuant to the A&R Plan.

Repricing

Except in certain circumstances regarding corporate transactions, without prior stockholder approval, neither our Board nor our Compensation Committee may reduce the option price of outstanding options or share appreciation rights, directly or indirectly, by cancellation, regrant, or otherwise without stockholder approval, or cancel outstanding options or share appreciation rights with exercise prices per share in excess of the then current fair market value per common share for consideration payable in cash or equity securities of the Company without stockholder approval.

New Plan Benefits

No awards have been granted or promised under the A&R Plan. Awards are subject to the discretion of the Compensation Committee, and no determination has been made as to the awards that will be granted in the future to specific individuals pursuant to the A&R Plan. It presently is not possible to determine the benefits or amounts that will be received by or allocated to participants under the A&R Plan or would have been received by or allocated to participants for the last completed fiscal year if the A&R Plan then had been in effect because awards under the A&R Plan will be made at the discretion of the Compensation Committee. Therefore, a New Plan Benefits table is not provided.

During 2025, we granted an aggregate of 73,194 shares with a value of $373,289 (based on the closing stock price of $5.10 on December 31, 2025) to all of our employees and directors. Of the total shares granted, 47,452 shares with a value of $242,005 were granted to our named executive officers, 8,742 shares with a value of $44,584 were granted to our directors and 17,000shares with a value of $86,700 were granted to all remaining eligible employees.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of awards under the A&R Plan. This summary is based upon the Code, U.S. Department of the Treasury (the "Treasury") regulations, current administrative interpretations, and practices of the Internal Revenue Service ("IRS") (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not address other federal taxes (such as the alternative minimum tax or gift or estate taxes) or tax considerations under state, local, or foreign laws. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular participant in the A&R Plan in light of its tax circumstances, or to participants subject to special tax rules.

Incentive Share Options

In general, the grant and the exercise of an incentive share option will not result in taxable income to an option holder or in a deduction for us. To receive special tax treatment as an incentive share option under the Code, the option holder cannot dispose of the shares acquired upon exercise of the incentive share option within the later of two years after the option is granted or one year after the transfer of the shares to the option holder upon the exercise of the option. In addition, the option holder must be an employee of ours or of a qualified subsidiary at all times between the date of grant and the date three months (or one year in the case of disability) before exercise of the option. Note that special rules apply in the case of the death of the option holder. The treatment of incentive share options under the Code generally allows any gain resulting from the sale of common shares received upon exercise to be treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. However, if the option holder satisfies the holding period rules described in this paragraph, the exercise of an incentive share option will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax. The includible amount will be the excess of the fair market value of the underlying common shares on the exercise date over the exercise price of the option. If the option holder does not satisfy the holding period rules noted above, certain gain recognized on the disposition of the shares acquired upon the exercise of an incentive share option will be ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the share at the time of exercise (special rules may apply if the amount realized is less than the value at exercise.) We generally will be entitled to a deduction for U.S. federal income tax purposes equal to the amount of gain included by an option holder as ordinary income. Any excess of the amount realized upon the option holder's disposition over the fair market value of a share at exercise generally will be long-term or short-term capital gain depending on the holding period involved. However, special tax rules may apply if the option holders pay the exercise price by any means other than a cash payment.

Non-Qualified Share Options

A holder of a non-qualified share option will not recognize income at the time of grant. However, the option holder will generally recognize ordinary income at the time the non-qualified share option is exercised in an amount equal to the excess of the fair market value of the underlying common shares on the exercise date over the exercise price. We generally will be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included by the option holder in ordinary income with respect to his or her non-qualified share option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified share option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and generally will be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of a non-qualified share option will be equal to the sum of the exercise price of the non-qualified share option and the amount included in income with respect to the option. However, special tax rules may apply if the option holder pays the exercise price by any means other than a cash payment.

Share Appreciation Rights

A holder of a share appreciation right will not recognize income at the time of grant. However, the holder will generally recognize ordinary income at the time the share appreciation right is exercised in an amount equal to the fair market value of the common shares issued to the holder on the exercise date or the amount of cash received by the holder upon exercise. We generally will be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included by the holder in ordinary income with respect to his or her share appreciation right. If the share appreciation right is settled in shares, gain or loss on a subsequent sale or other disposition of such shares will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and generally will be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise will be equal to the sum of the exercise price of the share appreciation right, if paid by the holder, and the amount included in income with respect to the share appreciation right. However, special tax rules may apply if the holder pays the exercise price by any means other than a cash payment.

Restricted Shares

Unless a holder of a restricted share makes an "83(b) election" (as discussed below), there generally will be no tax consequences upon the grant of restricted share or at any time until the restricted share is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income (and we will be entitled to a deduction for federal income tax purposes) equal to the difference between the fair market value of the share at such time and the amount, if any, paid by the holder for the restricted share. Subsequent changes in the value of the share generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to their disposition. Unless an "83(b) election" is made (as discussed below), dividends on shares subject to restrictions generally will be considered compensation income. In general terms, if a holder makes an election under Section 83(b) of the Code within 30 days of the grant of restricted shares, the holder will recognize ordinary income on the date of the award (and we will be entitled to a deduction) equal to (i) the fair market value of the restricted shares as though the share were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted share. If an 83(b) election is made, generally, there will be no tax consequences to the holder when the share is no longer subject to a substantial risk of forfeiture or is transferable, and all subsequent appreciation or depreciation in the restricted share generally will be eligible for capital gains treatment.

Restricted Share Units

The restricted share units have been designed with the intention that there will be no tax consequences until payment is made to the participant with respect to the restricted share unit. When payment is made, the participant generally will recognize ordinary income (and the company will generally be entitled to a deduction) equal to the fair market value of the common shares and/or cash, as applicable, received upon payment.

Dividend Equivalent Rights

There generally will be no tax consequences as a result of the award of a dividend equivalent right. When payment is made, the holder of the dividend equivalent right generally will recognize ordinary income (and we generally will be entitled to a deduction) equal to the amount received in respect of the dividend equivalent.

Exchange Act

Additional special tax rules may apply to award holders subject to the rules set forth in Section 16 of the Exchange Act.

Equity Compensation Plan Information

Our Plan is designed to provide equity-based incentives to certain eligible persons, as defined in our Plan, in the form of options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights or other forms of equity-based compensation as determined in the discretion of the Board, the Compensation Committee, or other designee thereof. For additional information about our Plan, see “–2017 Equity Incentive Plan” below.

The following table sets forth information as of December 31, 2025, regarding the Company's equity compensation plan, including giving effect to the proposed A&R Plan, which would increase the number of shares of common stock available for issuance under the 2017 Plan by 1,000,000 shares, subject to stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted‑Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	—	$—	1,276,763
Equity compensation plans not approved by stockholders	—	$—	—
Total	—	$—	1,276,763

Notes:

(1) The number of securities remaining available for future issuance under equity compensation plans reflects the proposed increase in shares under the 2017 Plan, assuming stockholder approval of the A&R Plan.

Vote Required

Under Section 6 of Article II of the Company’s bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or the Company’s charter. Inasmuch as Proposal 2 does not require a greater vote by statute or the Company’s charter, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to approve this Proposal 2. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum. Proxies solicited by the Board will be voted "FOR" this proposal, unless otherwise instructed.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2017 EQUITY INCENTIVE PLAN.

PROPOSAL 3: TO ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Audit Committee is empowered to appoint a firm to serve as the Company’s independent registered public accounting firm. The Audit Committee has previously appointed RSM to serve as the Company’s independent registered public accounting firm for the fiscal period commencing January 1, 2026. RSM served as the Company’s independent registered public accounting firm for the year ended December 31, 2025.

Although the Audit Committee has sole authority to appoint, re-appoint, and dismiss the Company’s independent registered public accounting firm, it is seeking the opinion of the stockholders regarding its appointment of RSM as the Company’s independent registered public accounting firm. For this reason, stockholders are being asked to ratify this appointment. If stockholders ratify the appointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee will take that fact into consideration, but may, nevertheless, dismiss RSM. If stockholders do not ratify the appointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain RSM.

Representatives of RSM are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries.

Audit and Non-Audit Fee Table

The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2025 and 2024, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and fees billed for other services rendered during those periods.

	2025	2024
Audit fees (1)	$226,085	$227,960
Audit - related fees (2)	25,750	—
Tax fees (3)	81,730	100,879
Total(4)	$333,585	$328,839

(1) Audit fees consist of services rendered for the audit of our annual financial statements and other financial disclosures, review of the consolidated financial statements included in our Form 10-Q filings.

(2) Audit-related fees may represent professional fees for accounting consultation, consents issued related to registration statements, and comfort letters.

(3) Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.

(4) There were no amounts under “all other fees” for 2024 and 2025.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

In accordance with the Audit Committee charter, which sets forth the Audit Committee’s responsibilities, and applicable rules and regulations adopted by the SEC, the Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither pre-approved by the Audit Committee on an annual basis nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Zachary, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Zachary reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2025, with Company management and RSM. The Audit Committee has also discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from RSM pursuant to the applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with RSM its independence with respect to the Company.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Russell E. Burke III, Member of the Audit Committee

George B. Langa, Member of the Audit Committee

William C. Zachary, Chairman of the Audit Committee

Sally C. Carroll, Esq., Member of the Audit Committee

The foregoing Audit Committee Report shall not be deemed under the Securities Act of 1933, as amended, or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Vote Required

Under Section 6 of Article II of the Company’s bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or the Company’s charter. Inasmuch as Proposal 3 does not require a greater vote by statute or the Company’s charter, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to ratify the appointment of the independent registered public accounting firm. Abstentions are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum. Proxies solicited by the Board will be voted "FOR" this proposal, unless otherwise instructed.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 4: to approve, ON A NON-BINDING, ADVISORY BASIS, the Company’s executive compensation.

As required by Section 14A of the Exchange Act, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, stockholders are being asked to approve, on a non-binding, advisory basis, the Company’s executive compensation. This “say-on-pay” vote is a non-binding, advisory vote on whether to approve the Company’s executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the following compensation tables and related material disclosed in this Proxy Statement).

In connection with our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), we submitted our executive compensation program to our stockholders for approval, on a non-binding, advisory basis (also known as “Say-on-Pay”). Approximately 80% of voting stockholders at the 2025 Annual Meeting approved our executive compensation program. The Compensation Committee reviews our executive compensation program annually to ensure it is aligned with our long-term business strategy and encourages the creation of long-term stockholder value. At our 2023 Annual Meeting of Stockholders, our stockholders also approved, on a non-binding, advisory basis, “every one year” for the frequency of the “say-on-pay” vote. The Compensation Committee considered such strong stockholder support as an endorsement of the Company’s executive compensation program and policies. The Compensation Committee values the opinions of our stockholders and will continue to consider those opinions when making future executive compensation decisions.

Our executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of stockholders. To implement that philosophy, the Company aims to reward above average corporate performance and recognize individual initiative and achievements. Our executive compensation program is designed to attract, retain, motivate, and reward key executives and align their interests with that of our stockholders. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in this Proxy Statement are aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and intends to consider the outcome of the vote when making future compensation decisions for our executive officers.

The Board endorses the Company’s executive compensation program and unanimously recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in Global Self Storage’s Proxy Statement for the 2026 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

General

Our named executive officers for our 2025 fiscal year are:

o
Mark C. Winmill, Chief Executive Officer and President;
o
Thomas O’Malley, Chief Financial Officer, Treasurer and Senior Vice President; and
o
Donald Klimoski II, Senior Vice President – Operations, General Counsel, Secretary, and Chief Compliance Officer.

We recognize that the quality, abilities and dedication of our named executive officers are critical factors that drive the long-term value of the Company. One of the primary objectives of the Compensation Committee is to ensure that the Company provides a competitive and comprehensive compensation program that allows us to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow the Company and who are accountable for the performance of the Company. The Compensation Committee, which is comprised entirely of Independent Directors, has the overall responsibility for monitoring the performance of our named executive officers and evaluating and approving our executive compensation plans, policies and programs.

The main elements of our executive compensation program include base salary, cash bonuses, and long-term equity compensation. Base salary is a critical element of executive compensation as it provides such executives with assured monthly cash compensation. Annual cash bonuses are also important to incentivize our executives to achieve short-term corporate strategic initiatives, to motivate certain desired individual behaviors, and to reward substantial achievement of these objectives and individual goals. Since 2017, the Company has engaged Willis Towers Watson (“WTW”), a globally recognized compensation consultant, to advise and provide guidance to the Compensation Committee with respect to its existing executive compensation practices, and also to help develop and implement our ongoing executive compensation program that incorporates long-term equity compensation. Long-term equity compensation is central to our overall executive compensation program as it promotes retention and encourages the creation of long-term stockholder value and the achievement of our long-term business strategy.

As the Company seeks to continue to implement its growth plan and expand its underlying business, the Compensation Committee will continue to review and consider our executive compensation program to ensure that the Company provides a compensation program that attracts and retains the best executive talent in a manner that allows us to align the interests of our named executive officers with those of our stockholders.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of our named executive officers for services provided to the Company during the years ended December 31, 2024 and December 31, 2025. The Company has not granted or paid any option awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings to any of our named executive officers during the years ended December 31, 2024 and December 31, 2025.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Mark C. Winmill Chief Executive Officer and President	2025 2024	467,000 447,000	17,962 17,192	128,748 273,879	79,766 75,252	693,476 813,323
Thomas O’Malley Chief Financial Officer, Chief Accounting Officer, Treasurer, and Senior Vice President	2025 2024	211,546 218,928	9,332 9,146	56,154 118,696	12,242 13,106	289,274 359,876
Donald Klimoski II Senior Vice President – Operations, General Counsel, Secretary, and Chief Compliance Officer	2025 2024	198,086 192,317	7,494 7,518	56,154 118,696	34,301 29,868	296,035 348,399

(1)
Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our annual report on Form 10-K for the year ended December 31, 2025 (Note 12, Stock-Based Compensation). See "Executive Compensation - Equity Awards" below for a description of the vesting terms of the performance share awards granted to our named executive officers in 2025.

(2)
All Other Compensation for our named executive officers for the year ended December 31, 2025 consisted of:

Name	401 (k) Match ($)	Benefits ($)	Auto Lease and Insurance ($)	Total of All Other Compensation ($)
Mark C. Winmill	17,942	28,430	33,394	79,766
Thomas O’Malley	11,397	845	—	12,242
Donald Klimoski II	11,848	22,453	—	34,301

As of December 31, 2025, Messrs. M. Winmill, O’Malley, and Klimoski’s compensation plan generally consisted of base salary, employee benefits plan participation, qualified retirement plan participation, bonuses, stock grants, and certain personal benefits and perquisites. A portion of Messrs. M. Winmill, O’Malley, and Klimoski’s compensation may be deferred at their election.

Mark Winmill’s compensation as Chief Executive Officer and President of the Company is determined annually by the Compensation Committee by level of responsibility and tenure at the Company and consists of a salary, bonus, employee benefits, and/or reimbursement of reasonable business expenses. The Compensation Committee reviews and approves corporate goals and objectives relevant to M. Winmill’s compensation, evaluates his performance relative to those goals and objectives, and sets his compensation annually.

For 2024 and 2025, the Board directed that non-CEO employee compensation (other than awards under the 2017 Equity Incentive Plan (our “Plan”), which are typically determined annually by the Compensation Committee), including Messrs. O’Malley’s and Klimoski’s, be set based on a general methodology used in prior years whereby the total level of compensation for each non-CEO employee that is concurrently employed by the Company and the Affiliates is set by Mr. M. Winmill, as Chief Executive Officer of the Company and Tuxis, and Thomas Winmill, as Chief Executive Officer of other affiliates of the Company, and then allocated based on time allocation reports of each such non-CEO employee or other means deemed appropriate by Mark and Thomas Winmill.

The primary components of Messrs. M. Winmill, O’Malley, and Klimoski’s bonuses are typically based on, among other things, (i) the number of weeks’ salary paid as bonuses to Company employees generally, and/or (ii) the financial performance of the Company. A subjective component of Messrs. M. Winmill, O’Malley, and Klimoski’s bonuses may be based on their overall contribution to management of the Company.

Benefits consist of premiums paid by the Company for medical, dental, vision, life and long term disability insurances. The Company and its affiliates (as detailed below) participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Company and its affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s allocated matching expense to Messrs. M. Winmill, O’Malley, and Klimoski under the plan was $17,942, $11,397 and $11,848, respectively, for the year ended December 31, 2025.

The Company currently reimburses monthly automobile expenses of $1,000 per month to its Chief Executive Officer and President, Mr. M. Winmill. To the extent that the monthly payment under the Company’s automobile lease exceeds the current monthly reimbursement amount, Mr. M. Winmill voluntarily reimburses the Company for the excess amount. In this regard, Mr. M. Winmill has reimbursed the Company $6,832 for the automobile payments paid and due in 2025.

2017 Equity Incentive Plan

On October 16, 2017, our stockholders approved our Plan.

The purpose of our Plan is to provide us with the flexibility to use share options and other equity-based awards to provide a means of performance-based compensation.

Key employees, directors, officers, advisors, consultants, and other personnel of ours and our subsidiaries, and other persons expected to provide significant services to us or our subsidiaries, are eligible to be granted incentive and nonqualified share options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights, and other forms of equity-based compensation under our Plan.

The Compensation Committee has the authority to administer and interpret our Plan, to authorize the granting of awards to eligible participants, to determine the eligibility of eligible participants to receive an award, to determine the number of shares of common stock to be covered under each award agreement, considering the position and responsibilities of the eligible participants, the nature and value to us of the eligible participants’ present and potential contribution to our success, whether directly or through our subsidiaries, and such other factors as the Compensation Committee may deem relevant, to approve the form of award agreement, to determine the terms applicable to each award, which may differ among individual awards and participants, and may include performance goals, to extend at any time the period in which options or share appreciation rights may be exercised, provided that such awards cannot have a term longer than 10 years, to determine the extent to which the transferability of shares issued or transferred pursuant to an award is restricted, to decide all disputes arising in connection with our Plan, and to take any other actions, make all other determinations that it deems necessary or appropriate, and otherwise supervise the administration of our Plan.

Our Plan has been administered by a Compensation Committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an "outside director" for purposes of Section 162(m) of the Code.

Subject to adjustment upon certain corporate transactions or events, a maximum of 760,000 shares of common stock may be subject to share options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights, and other forms of equity-based compensation awards under our Plan. If an option or other award granted under our Plan is cancelled, expires or terminates, the shares that expire or terminate without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, shares subject to any restricted share unit, dividend equivalent right or other equity-based award (other than share options and share appreciation rights) that are settled in cash will again become available for the issuance of additional awards. Furthermore, awards granted in substitution, assumption, continuation or adjustment of awards remaining available for grant under our Plan pursuant to a change in control or other corporate transaction will not count against the number of shares remaining available for issuance under our Plan. The shares available under a stockholder-approved plan of an entity acquired by us will be available for awards granted to individuals who were not employees of ours immediately before such acquisition, and will not count against the number of shares remaining available for issuance under our Plan. Unless previously terminated by the Board, no new award may be granted under our Plan after October 16, 2027.

Equity Awards

On March 25, 2025 and March 24, 2026, respectively, in consultation with WTW, the Compensation Committee approved awards under our Plan to our named executive officers and certain of our other officers and employees in respect of performance for the fiscal years ending December 31, 2025 and December 31, 2026, as further described below.

The awards approved on March 25, 2025, consisted of restricted share awards under our Plan to our named executive officers and certain of our other officers and employees in the aggregate amount of 40,726 shares, of which 23,726 shares are performance-based grants and the remainder of the shares are time-based grants. Messrs. M. Winmill, O’Malley, and Klimoski, received 12,672, 5,527 and 5,527 shares, respectively. With respect to the grants made to Messrs. M. Winmill, O’Malley, and Klimoski, 100% of the award is subject to annual performance conditions, and vest based on continued employment and the achievement of certain adjusted funds from operations (“AFFO”) and same store revenue growth (“SSRG”) goals by the Company during 2025. Between 0% and 200% of these shares were eligible to be earned based on achievement of the AFFO and SSRG goals in 2025, and the shares which were earned will remain subject to quarterly vesting during the remaining four-year time vesting period. In the event that the Company completed acquisitions in 2025 of a certain dollar amount or more, the number of performance shares earned by Messrs. M. Winmill, O’Malley, and Klimoski in 2025 would have been increased by 25%. Dividends paid by the Company prior to the determination of the number of shares earned will be retained by the Company and released only with respect to earned shares. If a Change in Control (as defined in our Plan) had occurred during 2025, the number of shares earned would have been equal the greater of the number of shares granted and the number of shares which would have been earned based on the AFFO and SSRG measured through the date of such Change in Control. If following a Change in Control, a grantee is terminated by the Company without Cause or by the grantee with Good Reason (as each is defined in our Plan), all outstanding and unvested restricted shares will fully vest.

Messrs. M. Winmill, O’Malley, and Klimoski earned a weighted payout percentage of approximately 200% of such shares based on AFFO and SSRG in 2025. With respect to the grants made in 2025 to Messrs. M. Winmill, O’Malley and Klimoski, 25,344 of the shares for Mr. M. Winmill and 11,054 of the shares for each of Messrs. O’Malley and Klimoski will vest based on continued employment. Dividends paid by the Company prior to the determination of how many shares were earned were retained by the Company and released with respect to earned shares.

Recent Compensation Actions. Following the end of fiscal year 2025, on March 24, 2026, the Compensation Committee approved restricted share awards under our Plan to our named executive officers and certain of our other officers and employees as part of our annual equity award program in the aggregate amount of 52,476 shares, of which 31,226 shares are performance-based grants and the remainder of the shares are time-based grants. The aggregate amount of shares granted in 2026 follows a multi-year long-term incentive plan with a three-year average annual issuance target of the Company's outstanding common stock, which has been in place since the Plan's inception in 2018. With respect to the grants made to Messrs. M. Winmill, O’Malley, and Klimoski, 12,672 of the shares for Mr. M. Winmill, 5,527 of the shares for Mr. O’Malley and 5,527 of the shares for Mr. Klimoski vest based on continued employment and the achievement of certain AFFO and SSRG goals by the Company during 2026. Between 0% and 200% of these shares will be earned based on achievement of the AFFO and SSRG goals in 2026, and the shares which are earned will remain subject to quarterly vesting during the remaining four-year time vesting period. In the event that the Company completes acquisitions in 2026 of a certain dollar amount or more, the number of performance shares earned by M. Winmill, O’Malley, and Klimoski in 2026 shall be increased by 25%. Dividends paid by the Company prior to the determination of how many shares are earned will be retained by the Company and released only with respect to earned shares. If a Change in Control occurs during 2026, the number of shares earned will equal the greater of the number of shares granted and the number of shares which would have been earned based on the AFFO and SSRG through the date of such Change in Control. If following a Change in Control, a grantee is terminated by the Company without Cause or by the grantee with Good Reason, all unvested restricted shares will fully vest.

The Company does not currently grant, and has not in recent history granted, share options or similar option-like securities to its directors, named executive officers, or other employees, and it did not grant any share options during the fiscal year ended December 31, 2025. Accordingly, the Company does not maintain a formal policy regarding the timing of grants of share options or similar option-like awards. The Compensation Committee approves the grant of equity compensation awards that are not option-like (such as restricted shares) at approximately the same time every year pursuant to a pre-determined schedule. In connection with equity compensation awards, the Compensation Committee does not take material nonpublic information into account when determining the timing and terms of such awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Outstanding Equity Awards at Fiscal Year End 2025

The following table summarizes all outstanding equity awards held by our named executive officers on December 31, 2025.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mark C. Winmill
Time Vesting (2)	21,405	109,166
Performance Vesting (3)	40,525	206,672
Thomas O'Malley
Time Vesting (2)	9,237	47,109
Performance Vesting (3)	17,675	90,143
Donald Klimoski II
Time Vesting (2)	9,237	47,109
Performance Vesting (3)	17,675	90,143

(1) For purposes of this table, the market value of the restricted shares is calculated using $5.10 per share, the closing price of the common stock reported on NASDAQ on December 31, 2025 (the last trading day of the year).

(2) Represents the unvested restricted shares granted on March 25, 2024 and outstanding on December 31, 2025, 6.25% of which vest quarterly solely based on the continued performance of services through each applicable vesting date.

(3) Represents the number of unvested restricted shares granted on March 28, 2022, March 27, 2023, March 25, 2024, and March 25,2025, respectively, and outstanding on December 31, 2025, that were earned in 2022, 2023, 2024 and 2025, respectively, eligible to vest at a rate of 6.25% per quarter based on the continued performance of services through the applicable vesting date, as described immediately below.

The following table sets forth the fiscal year 2025 AFFO and SSRG performance vesting targets for the restricted shares granted on March 25, 2025 that vest based on continued employment and achievement of AFFO and SSRG goals.

		Performance Levels
Performance Measure	Weighting	Threshold			Target			Maximum	Actual
AFFO(1)	50%	$3,382,404	$3,570,315	$3,664,271	$3,758,227	$3,852,183	$3,946,138	$4,134,050	$4,402,971
SSRG(2)	50%	-1.85%	-1.05%	-0.65%	-0.25%	0.15%	0.55%	1.35%	1.40%
Payout Percentage:		0%	50%	75%	100%	125%	150%	200%	100%(3)
Name		Performance Level Share Amounts
Mark C. Winmill		0	6,336	9,504	12,672	15,840	19,008	25,344	25,344
Thomas O’Malley		0	2,764	4,145	5,527	6,909	8,291	11,054	11,054
Donald Klimoski II		0	2,764	4,145	5,527	6,909	8,291	11,054	11,054

(1) In the event AFFO falls between shown points, the payout percentage for the AFFO shares is determined using a straight line linear interpolation.

(2) In the event SSRG falls between shown points, the payout percentage for the SSRG shares is determined using a straight line linear interpolation.

(3) Reflects the weighted payout percentage for the AFFO shares and the SSRG shares.

For 2025, the Company’s AFFO was $4,402,971 and SSRG was 1.40%, which, with each weighted equally, resulted in earning 200.00% of the target number of performance vesting restricted shares (a total of 25,344, 11,054 and 11,054 shares for Messrs. M. Winmill, O’Malley and Klimoski, respectively). As of March 31, 2026, twenty-five percent of these shares were vested and the remainder will vest quarterly in 6.25% increments based on continued employment through each applicable vesting date.

Pay Versus Performance

As discussed above, the Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our executives' compensation to the achievement of the Company’s financial, operational and strategic objectives. The following tables set forth information concerning the compensation reported and compensation actually paid to Mark Winmill, Chief Executive Officer and President, our principal executive officer ("PEO"), and Thomas O'Malley, Chief Financial Officer, and Donald Klimoski II, Senior Vice President - Operations and General Counsel, our other named executive officers ("NEOs"), calculated in accordance with SEC regulations, for fiscal years 2025, 2024 and 2023, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR) (5)	Net Income (6)
2025	$693,476	$644,641	$292,654	$294,185	$101	$2,038,451
2024	$813,323	$906,449	$354,138	$394,464	$122	$2,123,743
2023	$593,068	$592,134	$269,016	$268,433	$101	$2,938,769

(1) This column represents the amount of total compensation reported for Mr. M. Winmill, Chief Executive Officer and President of the Company, for each corresponding year in the "Total" column of the Summary Compensation Table ("SCT"). Refer to "Executive Compensation - Summary Compensation Table."

(2) This column represents the amount of "compensation actually paid" to Mr. M. Winmill, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Winmill during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. M. Winmill's total compensation for each year to determine the Compensation Actually Paid ("CAP").

Year	SCT Total for PEO	Grant Date Fair Value of Current Year Equity Awards included in SCT (A)	Fair Value Adjustments to SCT Table (B)	CAP to PEO
2025	$693,476	$(128,748)	$79,913	$644,641
2024	$813,323	$(273,879)	$367,005	$906,449
2023	$593,068	$(82,470)	$81,536	$592,134

(A) The reported value of equity awards represents the total amounts reported in the "Stock Awards" column in the SCT for the applicable year.

(B) The equity award adjustments for each applicable year include the addition (or subtraction, if any, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts shown for 2023 have been corrected due to adjustments for the change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year and the dollar value of dividends paid on stock awards in the covered fiscal year prior to the vesting date that were not otherwise reflected in the fair value of such award or included in any other component of the total compensation for the covered fiscal year as included in the table below. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Fair Value of Current Year Equity Awards at December 31, (a)	Change in Fair Value of Prior Years' Awards Unvested at December 31, (b)	Fair Value of Current Year Vested Awards (c)	Change in Fair Value of Prior Years' Awards Vested through the Year Ended December 31, (d)	Change in Value of Prior Year's Awards Failed to Vest through the Year Ended December 31, (e)	Dividends on Unvested Awards/Accrued Dividends (f)	Equity Value included in CAP (g) = (a)+(b)+(c)+(d)+(e)+(f)
2025	$52,510	$(9,508)	$24,394	$(6,586)	$ —	$ 19,103	$79,913
2024	$274,554	$9,902	$58,910	$4,536	$ —	$ 19,103	$367,005
2023	$60,779	$(3,870)	$14,541	$696	$ —	$9,390	$81,536

(3) This column represents the average of the amounts reported for our non-PEO NEOs as group in the "Total" column of the SCT in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year were Mr. O'Malley and Mr. Klimoski.

(4) This column represents the average amount of "compensation actually paid" to our non-PEO NEOs as a group, as computed in accordance with Item 401(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described in Notes 2 and 3:

Year	Average Reported SCT Total for Non-PEO NEOs	Average Grant Date Fair Value of Current Year Equity Awards included in SCT (A)	Average Fair Value Adjustments to SCT Table (B)	Average CAP to Non-PEO NEOs
2025	$292,654	$(56,154)	$57,685	$294,185
2024	$354,138	$(118,696)	$159,022	$394,464
2023	$269,016	$(35,969)	$35,386	$268,433

(A) The reported value of equity awards represents the total amounts reported in the "Stock Awards" column in the SCT for the applicable year.

(B) The equity award adjustments for each applicable year include the addition (or subtraction, if any, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts shown for 2023 have been corrected due to adjustments for the change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year and the dollar value of dividends paid on stock awards in the covered fiscal year prior to the vesting date that were not otherwise reflected in the fair value of such award or included in any other component of the total compensation for the covered fiscal year as included in the table below. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Fair Value of Current Year Equity Awards at December 31, (a)	Average Change in Fair Value of Prior Years' Awards Unvested at December 31, (b)	Average Fair Value of Current Year Vested Awards (c)	Average Change in Fair Value of Prior Years' Awards Vested through the Year Ended December 31, (d)	Average Change in Value of Prior Year's Awards Failed to Vest through the Year Ended December 31, (e)	Average Value of Dividends on Unvested Awards/Accrued Dividends (f)	Total Average Equity Value included in CAP (g) = (a)+(b)+(c)+(d)+(e)+(f)
2025	$45,808	$(4,124)	$10,640	$(2,862)	$ —	$8,223	$57,685
2024	$118,992	$4,314	$25,531	$1,963	$ —	$8,222	$159,022
2023	$26,508	$(1,679)	$6,342	$304	$ —	$3,911	$35,386

(5) Cumulative TSR is calculated assuming an initial investment of $100 in our common stock and calculating the value of such investment at the end of each year shown in the table, assuming reinvestment of any dividends.

(6) This column represents the reported amount of net income reflected in our audited financial statements for the applicable year.

Relationship to Compensation Actually Paid

The following charts show the relationship of the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs to our cumulative total stockholder return and net income for the periods indicated.

Chief Executive Officer Employment Agreement

On March 25, 2024, the Company entered into a second amended and restated employment agreement (the "Agreement") with its Chief Executive Officer and President, Mark C. Winmill.

The Agreement has an initial term of three years and is subject to automatic one-year extensions thereafter, unless either party provides at least 90 days’ notice of non-renewal.

The Agreement provides for:

•
a monthly base salary of $37,250;
•
eligibility for an annual cash performance bonus based on the satisfaction of performance goals established by the Board or the Compensation Committee; and
•
participation in benefit plans applicable generally to executive officers.

The Agreement provides that, if Mr. M. Winmill’s employment is terminated by the Company without “cause” or by Mr. M. Winmill for “good reason” (each as defined in the Agreement), or as a result of the Company’s notice of non-renewal of the employment term, Mr. M. Winmill will be entitled to the following severance payments and benefits, subject to the execution and non-revocation of a general release of claims:

•
accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•
an amount equal to three times the sum of Mr. M. Winmill’s annual base salary plus the greater of the average annual bonus received by Mr. M. Winmill with respect to the two years prior to the year of termination and Mr. M. Winmill’s “target” annual bonus; and
•
continued health benefits (including for Mr. M. Winmill’s dependents) for twenty-four months following termination.

In the event Mr. M. Winmill’s employment terminates by reason of his death or disability he or his estate shall receive:

•
accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;

•
a prorated annual bonus for the year in which the termination occurs; and
•
continued health benefits (including for Mr. M. Winmill’s dependents) for twenty-four months following termination.

The Agreement contains standard confidentiality provisions, which apply indefinitely, and both non-competition and non-solicitation of employees and customers covenants, which apply during the term of employment and for a period of twelve months thereafter.

Restricted Share Award Agreements of Named Executive Officers

Under the terms of the restricted share award agreements issued to our named executive officers, if a Change in Control occurs before the completion of an applicable performance period for performance‑based restricted shares, the number of shares earned will equal the greater of (i) the target number of shares or (ii) the number of shares determined based on performance through the Change in Control date, with the applicable performance goals prorated based on the portion of the performance period elapsed as of such date.

If a named executive officer’s employment is terminated without cause (as defined in the Plan) following a Change in Control, all unvested restricted share awards—whether time‑vesting or performance‑vesting—will vest in full, with respect to performance‑based restricted shares vesting based on the number of shares earned as described above, and all applicable restrictions will lapse without any further action by the executive.

In addition, if, in connection with a Change in Control, restricted share awards are not continued, assumed, or substituted by the acquiring entity (or an affiliate thereof) on terms providing for equivalent value and substantially similar vesting conditions, such awards will vest immediately upon the Change in Control, and the executive will be entitled to receive, for each restricted share, the same consideration paid per share to the Company’s stockholders generally in the transaction.

Vote Required

Under Section 6 of Article II of the Company’s bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or the Company’s charter. Inasmuch as Proposal 4 does not require a greater vote by statute or the Company’s charter, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to approve this Proposal 4. Abstentions and broker non-votes are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum. Proxies solicited by the Board will be voted "FOR" this proposal, unless otherwise instructed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE,

ON A NON-BINDING, ADVISORY BASIS, "FOR"

THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 9, 2026 for:

•
each stockholder known by us to be a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all of our directors and officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC including, but not limited to, Section 13(d)(3) of the Exchange Act. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. There are no shares of common stock subject to options or other rights exercisable outstanding as of the date of this Proxy Statement. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole or shared voting and investment power with respect to all of the common stock that they beneficially own.

Applicable percentage ownership is based on 11,421,732 shares of common stock outstanding as of April 9, 2026. Unless otherwise indicated, the mailing address of each beneficial owner in the table is: Global Self Storage, Inc., 3814 Route 44, Millbrook, New York 12545.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Named Executive Officers and Directors:
Mark C. Winmill	973,079	(1)	8.52%
Winmill Family Trust	586,500	(2)	5.13%
Winmill & Co. Incorporated	586,500	(3)	5.13%
Tuxis Corporation	303,758		2.66%
Midas Securities Group, Inc.	135,101		1.18%
Russell E. Burke	38,087		*
William C. Zachary	18,006		*
George B. Langa	3,547		*
Sally C. Carroll	3,776		*
Thomas O'Malley	91,694	(4)	*
Donald Klimoski II	97,554	(4)	*
Directors and officers as a group (7 persons)	1,225,743	(5)	10.73%

* Represents beneficial ownership of less than 1.00% of the outstanding shares of common stock.

(1)
Mark Winmill used personal funds to acquire 144,876 directly owned shares. Amounts include 207,707 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Mark Winmill is a Director, Chairman of the Board, President, and Chief Executive Officer of Tuxis and may be deemed to have indirect beneficial ownership of 303,758 shares directly owned by Tuxis. Mark Winmill is a trustee of the Winmill Family Trust, which owns all of the voting stock of Winco, and may be deemed to have indirect beneficial ownership of 147,641 shares directly owned by Winco and 135,101 shares directly owned by Midas Securities Group, Inc. (“Midas Securities”), a wholly-owned subsidiary of Winco. Additionally, Midas Securities directly owns approximately 19% of Tuxis’ outstanding shares of common stock and may be deemed to have indirect beneficial ownership of the shares directly owned by Tuxis. Mark Winmill also is a trustee of the Michael M. George Trust and may be deemed to have indirect beneficial ownership of 21,997 shares directly owned by the Michael M. George Trust. Mark Winmill disclaims beneficial ownership of the shares owned, or which may be deemed to be owned, by Tuxis, the Winmill Family Trust, Winco, Midas Securities, and the Michael M. George Trust.

(2)
The Winmill Family Trust owns all of the voting stock of Winco.

(3)
Winco has direct beneficial ownership of 147,641 shares and may be deemed to have indirect beneficial ownership of 303,758 shares held by Tuxis and 135,101 shares held by Midas Securities. Midas Securities directly owns approximately 19% of Tuxis’ outstanding shares of common stock and may be deemed to have indirect beneficial ownership of the shares directly owned by Tuxis. Winco disclaims beneficial ownership of the 303,758 shares held by Tuxis and the 135,101 shares owned by Midas Securities.

(4)
Amounts include 90,193 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.

(5)
Amounts include shares beneficially owned by Mark C. Winmill, Russell E. Burke, William C. Zachary, George B. Langa, Sally C. Carroll, Esq., Thomas O'Malley, and Donald Klimoski II.

Certain Relationships and Related PARTY Transactions

There are no currently proposed transactions nor have there been any transactions during the Company’s last two fiscal years in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as defined in Item 404 of Regulation S-K of the Exchange Act) had or will have a direct or indirect material interest, except for the transactions described below. The Company has not had a promoter at any time during the past five fiscal years and does not have a parent.

Certain officers and directors of the Company also serve as officers and/or directors of Winco, Bexil, Tuxis, and/or their affiliates (collectively with the Company, the “Affiliates”). As of April 9, 2026, certain of the Affiliates and the Company’s directors and employees may be deemed to own approximately 12.2% of the Company’s outstanding common stock. Note that for purposes of our charter’s ownership limitation, none of the aforementioned persons own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or all classes and series of our capital stock. There may be conflicts of interest resulting from the relationships among the Company, the Affiliates, and other related parties. The outside business interests of the Company’s officers may divert their time and attention away from the Company, and may result in a potential conflict with respect to the allocation of business opportunities, which could harm its business. The Board has adopted policies and procedures designed to mitigate these conflicts of interest, such as allocation procedures for determining the appropriate allocation of such business opportunities. Specifically, if any officer or director of the Company who also serves as an officer, director, or advisor of the Affiliates (other than the Company) becomes aware of a potential transaction related primarily to the self storage business that may represent a business opportunity for the Company and one or more of the Affiliates, such officer or director has no duty to present that opportunity to such Affiliates and the Company will have the sole right to pursue the transaction if the Board so determines. Notwithstanding the foregoing, officers or directors of the Company are encouraged to notify the Affiliates of such an opportunity.

Pursuant to an arrangement between a professional employer organization (“PEO”) and the Affiliates, the PEO provides payroll, benefits, compliance, and related services for employees of the Affiliates in accordance with applicable rules and regulations under the Code and, in connection therewith, Midas Management Corporation (“MMC”), a subsidiary of Winco, acts as a conduit payer of compensation and benefits to the Affiliates’ employees including those who are concurrently employed by the Company and its Affiliates. The aggregate compensation and benefits accrued and paid by the Company to MMC were $3,152,802 and $3,039,878 for the years ended December 31, 2025 and 2024, respectively. Expenses for various concurrently used administrative and support functions incurred by the Affiliates are allocated at cost among them. The aggregate administrative and support function expenses accrued and paid by the Company to Winco were $28,050 and $36,723 for the years ended December 31, 2025 and 2024, respectively. The Affiliates participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the Code. The Company's allocated matching expense was $110,056 and $107,456 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the Company had reimbursements payable to MMC and Winco for compensation, benefits, and administrative and support function expenses of $38,601 and $34,973, respectively.

The Company currently reimburses monthly automobile expenses of $1,000 per month to its Chief Executive Officer and President, Mark C. Winmill. To the extent that the monthly payment under the Company’s automobile lease exceeds the current monthly reimbursement amount, Mr. M. Winmill voluntarily reimburses the Company for the excess amount. In this regard, Mr. M. Winmill has reimbursed the Company $6,832 and $8,198 for the automobile payments paid and due in 2025 and 2024, respectively.

The Company leased office space and storage to certain Affiliates under rental agreements and earned rental income of $4,800 and $4,800 for the years ended December 31, 2025 and December 31, 2024, respectively.

ADDITIONAL INFORMATION

Solicitation of Proxies

All costs of soliciting proxies for the Meeting will be borne by the Company. In addition to the solicitation of proxies by use of the mail, directors and officers of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation. The Company may pay persons holding shares of its stock in their names or those of their nominees for their expenses in sending soliciting materials to their beneficial owners. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. Stockholders requiring further information with respect to telephonic voting instructions may call toll-free at (800) 690-6903. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Secretary of the Company a written notice of revocation or a subsequently executed proxy.

Voting and Quorum

Stockholders are entitled to one vote for each share held, and a fractional vote for each fractional share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions on the proxy card. If a stockholder has signed a proxy card but no instructions are indicated, the proxies will vote “FOR” each proposal and, in their discretion, upon such other matters as may properly come before the Meeting. A stockholder may revoke a proxy by delivering to the Company’s Secretary, Donald Klimoski II, Esq. Global Self Storage, Inc., 3814 Route 44, Millbrook, New York 12545, a properly executed proxy with a date later than the previously delivered proxy or by sending a written revocation to the Company. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting virtually may vote by ballot at the Meeting, thereby canceling any proxy previously given.

The presence virtually or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. If a quorum is not present at the Meeting, the chairman of the Meeting has the power to adjourn the Meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the Meeting. At a reconvened Meeting, if a quorum is present, any business may be transacted that might have been transacted at the originally scheduled Meeting. A stockholder vote may be taken for one or more proposals prior to any adjournment if sufficient votes have been received for approval. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of stock of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, “abstentions”), shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions are not votes cast and will have no effect on the results of the votes on Proposals 1 through 4. Because directors will be elected by a plurality of the votes cast in the election of directors, and no additional nominations may properly be presented at the Meeting, “withhold” votes will have no effect on the result of the vote on Proposal 1.

No other business is expected to be acted upon at the Meeting other than as described in this Proxy Statement. If any other matters properly come before the Meeting, shares represented by proxies will be voted in the discretion of the person or persons holding the proxies.

The Board knows of no other matters or business to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.

Discretionary Authority; Stockholder Proposals

In accordance with the rules established by the SEC, any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Company’s proxy statement for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be received by the Company no later than 120 days before the one-year anniversary of the date of this proxy statement (e.g., not later than December 30, 2026). Such proposals should be sent in writing to Global Self Storage, Inc., Attn: Donald Klimoski II, Esq., Senior Vice President - Operations, General Counsel, Secretary, and Chief Compliance Officer, 3814 Route 44, Millbrook, New York 12545. Such proposals must comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2027 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act and the interpretations thereof.

The Company’s current bylaws also establish advance notice procedures for stockholder proposals and director nominations that are not submitted for inclusion in the Company’s proxy statement for the 2027 Annual Meeting. Pursuant to the Company’s current bylaws, a stockholder of record may nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, provided that a proper advance written notice is timely submitted to the Company in accordance with the disclosure, procedural, and other requirements set forth in the Company’s current bylaws. To be timely submitted, a stockholder’s notice must be delivered to the Secretary of the Company, at its principal executive offices, no earlier than the 150th day nor later than 5:00 p.m. (Eastern Time), on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, pursuant to such bylaws, a record stockholder nomination or proposal intended to be considered at the 2027 Annual Meeting must be delivered and received by the Secretary of the Company no earlier than November 30, 2026, nor later than 5:00 p.m. (Eastern Time), on December 30, 2026. Stockholder notices of proposals and/or director nominations should be sent to Global Self Storage, Inc., Attn: Donald Klimoski II, Esq., Senior Vice President - Operations, General Counsel, Secretary, and Chief Compliance Officer, 3814 Route 44, Millbrook, New York 12545. In the event that the date of the 2027 Annual Meeting is held earlier than May 17, 2027 or later than August 15, 2027, in order for the stockholder’s notice to be timely for the 2027 Annual Meeting, it must be so delivered and received no earlier than the 150th day nor later than 5:00 p.m. (Eastern Time), on the later of the 120th day prior to the date of the 2027 Annual Meeting, as originally convened, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

In addition to the above requirements for stockholder proposals and director nominations, the stockholder proponent or a qualified representative must attend the 2027 Annual Meeting to present such proposal or nomination.

Stockholders and other interested parties who wish to communicate with members of the Board or a specified member of the Board should submit the communication in writing to Global Self Storage, Inc., Attn: Donald Klimoski II, Esq., Senior Vice President - Operations, General Counsel, Secretary, and Chief Compliance Officer, 3814 Route 44, Millbrook, New York 12545, identifying the correspondence as intended for the Board, a specified member of the Board, or a specified group of directors.

Householding of Proxy Materials

To reduce the expenses of printing and delivering duplicate copies of proxy statements, some banks, brokers, and other nominee record holders may deliver only one copy of these materials to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one copy of this Proxy Statement, you may request a separate copy of these materials at no cost to you by writing to Global Self Storage, Inc., Attention: Secretary, 3814 Route 44, Millbrook, New York 12545. For future stockholder meetings, you may request separate copies of these materials or request that we send only one set of these materials to you if you are receiving multiple copies by calling or writing to us at the number or address given above.

Notice to Banks, Broker/Dealers, and Voting Directors and Their Nominees

Please advise the Company’s transfer agent, Equiniti Trust Company, LLC, at (800) 937-5449, whether other persons are the beneficial owners of the shares of stock for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend the Meeting virtually are urged to complete, sign, date, and return the enclosed proxy card in the enclosed stamped envelope.

GLOBAL SELF STORAGE

GLOBAL SELF STORAGE, INC.
3814 ROUTE 44
MILLBROOK, NY 12545

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SELF2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91291-P43025 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL SELF STORAGE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William C. Zachary
02) George B. Langa
03) Mark C. Winmill
04) Russell E. Burke III
05) Sally C. Carroll, Esq.

The Board of Directors recommends you vote FOR proposals 2 through 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at https://ir.globalselfstorage.us/sec-filings/all-sec-filings.

V91292-P43025

GLOBAL SELF STORAGE, INC.
Annual Meeting of Stockholders
June 16, 2026 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Mark C. Winmill and Donald Klimoski II, or either of them, as proxies, each with the power to appoint his substitute, to attend the Annual Meeting of Stockholders of GLOBAL SELF STORAGE, INC., a Maryland corporation, to be held at 11:00 AM, Eastern Time on June 16, 2026, via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2026, and any postponement or adjournment thereof, to cast on behalf of the stockholder all votes that the stockholder is entitled to cast at such meeting and otherwise to represent the stockholder at the meeting with all powers possessed by the stockholder if personally present at the meeting. The stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the stockholder will be cast as directed herein. If this Proxy is properly executed but no direction is given, the votes entitled to be cast by the stockholder will be cast "FOR" each of the nominees in Proposal 1 and "FOR" Proposals 2 through 4, as described in the Proxy Statement. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side

APPENDIX A

GLOBAL SELF STORAGE, INC.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1.	Definitions	1
2.	Effective Date and Termination of Plan	5
3.	Administration of Plan	5
4.	Shares and Units Subject to the Plan	6
5.	Provisions Applicable to Share Options	7
6.	Provisions Applicable to Share Appreciation Rights	10
7.	Provisions Applicable to Restricted Shares	12
8.	Provisions Applicable to Restricted Share Units	14
9.	Provisions Applicable to Dividend Equivalent Rights	15
10.	Other Equity-Based Awards	16
11.	Performance Goals	16
12.	Tax Withholding	18
13.	Regulations and Approvals	19
14.	Interpretation and Amendments; Other Rules	20
15.	Changes in Capital Structure	21
16.	Miscellaneous	23

GLOBAL SELF STORAGE, INC.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

Global Self Storage, Inc., a Maryland corporation, wishes to attract and retain qualified key employees, directors, officers, advisors, consultants, and other personnel and encourage their efforts to make the Company's business more successful whether directly or through its Subsidiaries or other affiliates. In furtherance thereof, the Global Self Storage, Inc. Amended and Restated 2017 Equity Incentive Plan is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Share Appreciation Right, Restricted Shares, Restricted Share Units, Dividend Equivalent Rights, or other forms of equity-based compensation as determined in the discretion of the Board, the Committee, or other designee thereof. The Global Self Storage 2017 Equity Incentive Plan was originally effective as of October 16, 2017 (the "Original Effective Date") and is hereby amended and restated as of the Effective Date.

1.
DEFINITIONS

Whenever used herein, the following terms shall have the meanings set forth below:

"Award" except where referring to a particular category of grant under the Plan, shall include Incentive Share Options, Non-Qualified Share Options, or other Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Dividend Equivalent Rights, or other equity-based Awards as contemplated herein.

"Award Agreement" means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3.

"Board" means the Board of Directors of the Company.

"Board Adoption Date" means the date described in Section 2.

"Cause" means, unless otherwise provided in the Participant's Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust, or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation, or embezzlement; (v) a material breach of the Participant's employment agreement (if any) with the Company, its Subsidiaries, or any affiliate thereof; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company, its Subsidiaries, or any affiliate thereof; or (viii) repeated failure to devote substantially all of the Participant's business time and efforts to the Company, its Subsidiaries, or any affiliate thereof if required by the Participant's employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, "Cause" shall at that time have such meaning as may be specified in such employment agreement.

"Change in Control" means, unless the applicable Award Agreement or Committee provides otherwise, the first to occur of any of the following events:

(a)
any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, its directors, officers, and employees, any entity controlling, controlled by, or under common control with the Company, any trustee, fiduciary, or other person or entity holding securities under any employee benefit plan or trust of the Company) or any such entity that is or becomes the "beneficial owner" (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either (A) the combined voting power of the Company's then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred as a result of (i) the Company’s initial public offering of the Common Shares under the Securities Act, or (ii) any recapitalization, reorganization, or other transaction that does not result in a change in the ultimate beneficial ownership of the Company; or
(b)
the consummation of any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50% of the combined voting power of the outstanding securities of the corporation issuing cash or securities in such consolidation or merger (or of its ultimate parent corporation, if any), in substantially the same proportion as their ownership of the combined voting power of the securities of the Company immediately prior to such consolidation or merger; or
(c)
there shall occur (A) the consummation of any sale, lease, exchange, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by "persons" (as defined above) in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition, or (B) the approval by shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company; or
(d)
the members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company's shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board.

"Common Shares" means the shares of the Company which are common stock, par value $.01 per share, either currently existing or authorized hereafter.

"Company" means the Global Self Storage, Inc., a Maryland corporation.

"Data" has the meaning set forth in Section 16.16 of the Plan.

"Disability" means, unless otherwise provided by the Committee in the Participant's Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

"Dividend Equivalent Right" means a right awarded under Section 9 of the Plan to receive (or have credited) the equivalent value of dividends paid on Shares.

"Effective Date" means the date described in Section 2.

"Eligible Person" means a key employee, director, officer, advisor, consultant, or other full or part-time personnel of the Company and its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Subsidiaries. The Committee may provide that employees of the Company's affiliates may be Eligible Persons, and may make such arrangements with the foregoing entities as it may consider appropriate, in light of tax and other considerations, in the case of grants directly or indirectly to such employees.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price per Share, determined by the Board or the Committee, at which an Option or Share Appreciation Right, as applicable, may be exercised, which shall not be less than 100% of the Fair Market Value of a Share on the day the Option or Share Appreciation Right, as applicable, is granted or repriced.

"Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

"Grantee" means an Eligible Person granted Restricted Shares, Restricted Share Units, Dividend Equivalent Rights or such other equity-based Awards as may be granted pursuant to Section 10.

"Incentive Share Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

"Non-Employee Director" has the meaning set forth in Section 3.4 of the Plan.

"Non-Qualified Share Option" means an Option which is not an Incentive Share Option.

"Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

"Optionee" means an Eligible Person to whom an Option or Share Appreciation Right is granted, or the Successors of the Optionee, as the context so requires.

"Original Effective Date" has the meaning set forth in the preamble to the Plan.

"Participant" means a Grantee or Optionee.

"Performance-Based Award" has the meaning set forth in Section 11 of the Plan.

"Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals that will apply to a Performance-Based Award for a Participant for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals may include one or more of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, increases in revenue, net operating income (loss) or similar measure, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, rent growth, occupancy growth, objectively determinable expense management, capital deployment, development milestones, dividend coverage, sales or market shares, and any other measures of performance selected by the Committee in its discretion whether or not listed herein. Any of the above criteria may be measured either in absolute terms, or on an incremental basis, on a per share basis, or based on results compared to results of a peer group, to market performance indicators, or to market indices, which may be determined in the discretion of the Committee.

"Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Participant's right to and the payment of a performance-based Award.

"Performance Goals" means, for a Performance Cycle, the specific goals established by the Committee for a Performance Cycle, which may be based on the Performance Criteria or any other performance objectives, as determined by the Committee.

"Plan" means the Company's Amended and Restated 2017 Equity Incentive Plan, as set forth herein and as the same may from time to time be amended.

"Restricted Shares" means an award of Shares that are subject to restrictions hereunder.

"Restricted Share Unit" means a right, pursuant to the Plan, of the Grantee to payment of the Restricted Share Unit Value.

"Restricted Share Unit Value," per Restricted Share Unit, means the Fair Market Value of a Share of Common Shares, or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

"Restricted Share Unit Vesting Date" means the date determined under Section 8.4(c)(i).

"Retirement" means, unless otherwise provided by the Committee in the Participant's Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant's attainment of age 65 or on or after the Participant's attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.

"Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

"Securities Act" means the Securities Act of 1933, as amended.

"Settlement Date" means the date determined under Section 8.4(c)(i).

"Shares" means shares of beneficial interest of the Company.

"Share Appreciation Right" means an Award, pursuant to the Plan, entitling the Optionee to receive for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Share Appreciation Right is being exercised over the aggregate Exercise Price, as determined as of the day the Share Appreciation Right is exercised.

"Specified Employee" has the meaning ascribed thereto in Section 409A, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or the Committee, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

"Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

"Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option or Share Appreciation Right, as applicable, by bequest or inheritance or by reason of the death of the Optionee.

"Termination of Service" means a Participant's termination of employment or other service, as applicable, with the Company and/or its Subsidiaries.

2.
EFFECTIVE DATE AND TERMINATION OF PLAN

This Plan shall become effective upon they approval by the shareholders of the Company in accordance with applicable law and the applicable stock exchange rules (such date, the "Effective Date"). The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the Effective Date; provided, however, that the Board may at any time prior to that date terminate the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan. For the avoidance of doubt, between (i) the date that the Board approves and adopts this Plan (the "Board Adoption Date"), as amended and restated hereby, and (ii) the Effective Date, the Plan as in effect immediately prior to the Board Adoption Date shall remain in full force and effect, with the ability to grant Awards thereunder subject to the terms thereof.

3.
ADMINISTRATION OF PLAN
3.1.
The Plan shall be administered by the Committee appointed by the Board. The Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the entire Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3.1, any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
3.2.
Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements or otherwise: (i) authorize the granting of Awards to Eligible Persons; (ii) determine the eligibility of Eligible Persons to receive an Award; (iii) determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant; (iv) approve the form of Award Agreement; (v) determine the terms applicable to each Award, which may differ among individual Awards and Participants; (vi) accelerate at any time the exercisability or vesting of all or any portion of any Award; (vii) subject to the provisions of Section 5.3(a) or 6.3(a), as applicable, extend at any time the period in which Options or Share Appreciation Rights may be exercised; (viii) determine the extent to which the transferability of Shares issued or transferred pursuant to an Award is restricted; (ix) interpret the terms and provisions of the Plan and any Award; (x) make all determinations it deems advisable for the administration of the Plan; (xi) decide all disputes arising in connection with the Plan; and (xii) otherwise supervise the administration of the Plan.
3.3.
Each Award Agreement shall contain such other terms, provisions, and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.
3.4.
The aggregate value of all compensation granted or paid, as applicable, to any individual for service as non-employee member of the Board (each such individual, a "Non-Employee Director") granted in any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
4.
SHARES AND UNITS SUBJECT TO THE PLAN
4.1.
1,393,661 Shares are available for grants under this Plan, subject to adjustments as provided in Section 15, of which 1,393,661 Shares can be issued as Incentive Share Options. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares.
4.2.
Any Shares that have been granted as Restricted Shares or that have been reserved for distribution in payment for Options, Share Appreciation Rights, Restricted Share Units, or other equity-based Awards will be subtracted from the Plan Share reserve as of the date of grant, but may be added back to such reserve in accordance with this Section 4.2:
(a)
Any Shares with respect to Awards that are later cancelled, expire, are forfeited, or lapse for any reason will again be made the subject of Awards under the Plan.
(b)
If any Restricted Share Units, Dividend Equivalent Rights, or other equity-based Awards under Section 10 are paid in cash (other than Share Appreciation Rights), then the underlying Shares will again be made the subject of Awards under the Plan.
(c)
Awards granted in substitution, assumption, continuation, or adjustment of outstanding Awards pursuant to Section 15 will not count against the number of Shares remaining available for issuance under the Plan.
(d)
Subject to applicable law, stock exchange rules, and plan provisions, shares available under a shareholder-approved plan of an entity acquired by the Company (as adjusted) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company immediately before such acquisition and will not count against the number of Shares remaining available for issuance under the Plan.
(e)
Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or Share Appreciation Rights, or the dividends payable on a number of Shares corresponding to the number of Restricted Share Units awarded, shall be subject to the limitation of Section 4.1.

4.3.
The certificates, if any, for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.
5.
PROVISIONS APPLICABLE TO SHARE OPTIONS
5.1.
Grant of Option. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Share Options, or to grant Non-Qualified Share Options, or both (to the extent that any Option does not qualify as an Incentive Share Option, it shall constitute a separate Non-Qualified Share Option); provided that Incentive Share Options may only be granted to employees of the Company or its Subsidiaries; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) accelerate at any time the exercisability or vesting of all or any portion of any Option pursuant to the Award Agreement at the time of grant or thereafter; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.
5.2.
Exercise Price. The Exercise Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement (as the same may be amended from time to time) and shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Subject to the foregoing, any particular Award Agreement may provide for different Exercise Prices for specified amounts of Shares subject to the Option. Except as provided in Section 15, (i) the Exercise Price of an outstanding Option right may not be reduced, directly or indirectly by cancelation, regrant, or otherwise, without shareholder approval, and (ii) an outstanding Option with an Exercise Price in excess of the then Fair Market Value may not be cancelled for consideration payable in cash or equity securities of the Company without shareholder approval.
5.3.
Period of Option and Vesting.
(a)
Unless earlier expired, forfeited, or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or on such other date (which may be earlier, but not later) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Share Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited, and terminate at such times and in such circumstances as otherwise provided hereunder, under the Award Agreement at the time of grant, or as determined thereafter by the Committee.
(b)
Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated, or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement at the time of grant or as determined thereafter by the Committee, which may include Performance Goals. Unless otherwise provided in the Award Agreement at the time of grant or as determined thereafter by the Committee, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.
5.4.
Exercisability Upon and After Termination of Service of Optionee.
(a)
Subject to provisions set forth in the Award Agreement at the time of grant or as determined thereafter by the Committee, in the event the Optionee has a Termination of Service other than by the Company and/or its Subsidiaries for Cause, or other than by reason of death, Retirement, or Disability, no exercise of an Option may occur after the expiration of the three-month period to follow such termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination being for a reason other than Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).
(b)
Subject to provisions set forth in the Award Agreement at the time of grant or as determined thereafter by the Committee, in the event the Optionee has a Termination of Service on account of death or Disability or Retirement, the Option (if and to the extent otherwise exercisable by the Optionee at the time of the Termination of Service) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.
(c)
Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement at the time of grant or determined thereafter by the Committee, if the Optionee has a Termination of Service by the Company for Cause, the Optionee's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.
(d)
Any Option that is not exercisable at the time of the Termination of Service or is not exercised within the applicable time periods described in this Section 5.4 shall cease to be exercisable and shall be forfeited forthwith.
5.5.
Exercise of Options.
(a)
Subject to vesting, restrictions on exercisability, and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised in whole or in part, and payment in full of the Exercise Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.
(b)
Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Share Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6.
Payment.
(a)
The Exercise Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:
(i)
Cash, a certified or bank cashier's check, or wire transfer;
(ii)
if approved by the Committee in its discretion, Shares of previously owned Common Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;
(iii)
if approved by the Committee in its discretion, by a "net exercise" arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued; provided further, however, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that Shares are used to pay the Exercise Price pursuant to the "net exercise"; or
(iv)
by any combination of such methods of payment or any other method acceptable to the Committee in its discretion, including delivery of a promissory note in a form satisfactory to the Committee.
(b)
The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee's exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.
5.7.
Exercise for Cash. The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Exercise Price, as determined as of the day the Option is exercised.
5.8.
Exercise by Successors. An Option may be exercised, and payment in full of the aggregate Exercise Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Exercise Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.
5.9.
Nontransferability of Option. Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Share Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

5.10.
Deferral. The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants will have Restricted Share Units subject to Section 8 credited upon their exercise of Options, rather than receiving Shares at that time.
5.11.
Certain Incentive Share Option Provisions.
(a)
The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Shares for which any Optionee may be awarded Incentive Share Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.
(b)
If Shares acquired upon exercise of an Incentive Share Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.
(c)
The Exercise Price with respect to each Incentive Share Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Share Option, the term of such Option shall be no more than five years from the date of grant.
6.
PROVISIONS APPLICABLE TO SHARE APPRECIATION RIGHTS
6.1.
Grant of Share Appreciation Rights. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Share Appreciation Rights are to be granted and the number of Shares subject to such Share Appreciation Rights for each Eligible Person; (ii) determine the time or times when and the manner and condition in which each Share Appreciation Right shall be exercisable and the duration of the exercise period; (iii) accelerate at any time the exercisability or vesting of all or any portion of any Share Appreciation Right pursuant to the Award Agreement at the time of grant or thereafter; and (iv) determine or impose other conditions to the grant or exercise of Share Appreciation Rights under the Plan as it may deem appropriate. Share Appreciation Rights may be granted by the Committee independently of any Option granted pursuant to Section 5 of the Plan.
6.2.
Exercise Price of Share Appreciation Rights. The Exercise Price shall be determined by the Committee on the date the Share Appreciation Right is granted and reflected in the Award Agreement (as the same may be amended from time to time) and shall not be less than 100% of the Fair Market Value of a Share on the day the Share Appreciation Right is granted. Subject to the foregoing, any particular Award Agreement may provide for different Exercise Prices for specified amounts of Shares subject to the Share Appreciation Right. Except as provided in Section 15, (i) the Exercise Price of an outstanding Share Appreciation Right may not be reduced, directly or indirectly by cancelation, regrant, or otherwise, without shareholder approval, and (ii) an outstanding Option with an Exercise Price in excess of the then Fair Market Value may not be cancelled for consideration payable in cash or equity securities of the Company without shareholder approval.
6.3.
Period of Share Appreciation Right and Vesting.
(a)
Unless earlier expired, forfeited, or otherwise terminated, each Share Appreciation Right shall expire in its entirety upon the 10th anniversary of the date of grant or on such other date (which may be earlier, but not later) as is set forth in the applicable Award Agreement at the time of grant or as determined thereafter by the Committee. The Share Appreciation Right shall also expire, be forfeited, and terminate at such times and in such circumstances as otherwise provided hereunder, under the Award Agreement at the time of grant, or as determined thereafter by the Committee.
(b)
Each Share Appreciation Right, to the extent that the Optionee has not had a Termination of Service and the Share Appreciation Right has not otherwise lapsed, expired, terminated, or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement at the time of grant or as determined thereafter by the Committee, which may include Performance Goals. Unless otherwise provided in the Award Agreement at the time of grant or determined thereafter by the Committee, no Share Appreciation Right (or portion thereof) shall ever be exercisable if the Share Appreciation Right has a Termination of Service before the time at which such Share Appreciation Right (or portion thereof) would otherwise have become exercisable, and any Share Appreciation Right that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 6.3(b), Share Appreciation Rights exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Share Appreciation Right(s), if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.
6.4.
Exercisability of Share Appreciation Rights Upon and After Termination of Service of Optionee.
(a)
Subject to provisions set forth in the Award Agreement at the time of grant or as determined thereafter by the Committee, in the event the Optionee has a Termination of Service other than by the Company and/or its Subsidiaries for Cause, no exercise of a Share Appreciation Right may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Share Appreciation Right as provided under Section 6.3(a).
(b)
Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement at the time of grant or determined thereafter by the Committee, if the Optionee has a Termination of Service by the Company for Cause, the Optionee's Share Appreciation Rights, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.
(c)
Any Share Appreciation Right that is not exercisable at the time of the Termination of Service or is not exercised within the applicable time periods described in this Section 6.4 shall cease to be exercisable and shall be forfeited forthwith.

6.5.
Exercise of Share Appreciation Rights. Subject to vesting, restrictions on exercisability, and other restrictions provided for hereunder or otherwise imposed in accordance herewith, a Share Appreciation Right may be exercised in whole or in part by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares underlying the Share Appreciation Right that will be exercised.
6.6.
Exercise by Successors. A Share Appreciation Right may be exercised, and payment in full of the aggregate Exercise Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.
6.7.
Nontransferability of Share Appreciation Right. Each Share Appreciation Right granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may permit other transfers, where the Committee concludes that such transferability does not result in accelerated U.S. federal income taxation, and is otherwise appropriate and desirable.
6.8.
Deferral. The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants will have Restricted Share Units subject to Section 8 credited upon their exercise of Share Appreciation Rights, rather than receiving Shares or a payment in cash at that time.
7.
PROVISIONS APPLICABLE TO RESTRICTED SHARES
7.1.
Grant of Restricted Shares.
(a)
In connection with the grant of Restricted Shares, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the Restricted Shares granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 7, the applicable Award Agreement, the other provisions of the Plan, and achievement of Performance Goals (if applicable), restrictions on Restricted Shares shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period as determined in the discretion of the Committee or its designee.
(b)
Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Shares to Eligible Persons; (ii) provide a specified purchase price for the Restricted Shares (whether or not the payment of a purchase price is required by any state law applicable to the Company, provided that no Shares shall be issued for consideration which is less than is required by any state law applicable); (iii) determine the restrictions applicable to Restricted Shares; (iv) accelerate at any time vesting of all or any portion of any Restricted Share pursuant to the Award Agreement at the time of grant or thereafter; and (v) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Shares under the Plan as it may deem appropriate.
7.2.
Certificates.
(a)
Restricted Shares awarded under the Plan shall be represented in such form as the Committee may from time to time prescribe. In the event the Committee authorizes the issuance of share certificates, each such certificate shall be registered in the name of the Grantee. Without limiting the generality of

Section 4.4, the certificates for Restricted Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE GLOBAL SELF STORAGE, INC. 2017 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GLOBAL SELF STORAGE, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF GLOBAL SELF STORAGE, INC., AT 11 HANOVER SQUARE, NEW YORK, NY 10005.

(b)
The Committee shall require that any share certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Grantee shall have delivered to the Company a share power, endorsed in blank, relating to the share covered by such Award. If and when such restrictions so lapse, the share certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 7.3 (and the share power shall be so delivered or shall be discarded).
7.3.
Restrictions and Conditions. Unless otherwise provided by the Committee, the Restricted Shares awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
(a)
Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber, or assign Restricted Shares awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (c) and (d) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.
(b)
Except as provided in the foregoing clause (a), below in this clause (b), or in Section 15, or otherwise provided in the Award Agreement, the Grantee shall have, in respect of the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares, and, except as provided below, the right to receive any cash dividends. Certificates for Shares (not subject to restrictions hereunder), if any, shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Shares.
(c)
Except if otherwise provided in the applicable Award Agreement at the time of grant or as determined thereafter by the Committee, if the Grantee has a Termination of Service for any reason, during the applicable period of forfeiture, then (i) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (ii) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee (if any) for such forfeited Restricted Shares as contemplated by Section 7.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Shares.

8.
PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS
8.1.
Grant of Restricted Share Units. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Share Units to Eligible Persons; (ii) accelerate at any time vesting of all or any portion of any Restricted Share Unit pursuant to the Award Agreement at the time of grant or thereafter; and (iii) determine or impose other conditions to the grant of Restricted Share Units under the Plan as it may deem appropriate, including whether Performance Goals (as provided for under Section 11) apply thereto.
8.2.
Term. The Committee may provide in an Award Agreement that any particular Restricted Share Unit shall expire at the end of a specified term.
8.3.
Vesting. Restricted Share Units shall vest as provided in the applicable Award Agreement.
8.4.
Settlement of Restricted Share Units.
(a)
Each vested and outstanding Restricted Share Unit shall be settled by the transfer to the Grantee of one Share; provided that, at the time of grant or thereafter, the Committee may provide that a Restricted Share Unit may be settled in (i) cash at the applicable Restricted Share Unit Value, (ii) cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee, or (iii) cash or by transfer of Shares as elected by the Company.
(b)
Restricted Share Units shall be settled with a single payment or transfer by the Company on the Settlement Date.
(c)
Unless otherwise provided in the applicable Award Agreement, the "Settlement Date" with respect to a Restricted Share Unit is as soon as practicable after (but not later than the first day of the month to follow) the Restricted Share Unit Vesting Date. The "Restricted Share Unit Vesting Date" is the date on which the Restricted Share Unit vests.
8.5.
Other Restricted Share Unit Provisions.
(a)
Rights to payments with respect to Restricted Share Units granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.
(b)
A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Restricted Share Unit dies, such Restricted Share Unit shall be settled and the Restricted Share Unit Value in respect of such Restricted Share Units paid shall be accelerated and paid.
(c)
The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Restricted Share Units may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
(d)
Notwithstanding any other provision of this Section 8, any fractional Restricted Share Unit will be paid out in cash at the Restricted Share Unit Value as of the Restricted Share Unit Vesting Date.
(e)
No Restricted Share Unit shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 9, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative, or other similar rights with respect to any Restricted Share Unit.
9.
PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS
9.1.
Grant of Dividend Equivalent Rights. Subject to the other terms of the Plan, the Committee may, in its discretion, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Shares, to be credited as of the dividend payment dates, during the period between the date a Dividend Equivalent Right is granted, and the date such a Dividend Equivalent Right vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options or Share Appreciation Rights, such Dividend Equivalent Rights shall be payable regardless of whether such Option or Share Appreciation Right, as applicable, is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.
9.2.
Certain Terms.
(a)
The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.
(b)
Unless otherwise determined by the Committee, except as contemplated by Section 9.4, a Dividend Equivalent Right is payable only while the Participant is an Eligible Person.
(c)
Payment of the amount determined in accordance with Section 9.1 shall be in cash, in Common Shares, or a combination of the both, as determined by the Committee.
(d)
The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.
(e)
A Dividend Equivalent Right granted with respect to a Performance-Based Award may not be payable unless and until the Performance Goals have been achieved.
9.3.
Other Types of Dividend Equivalent Rights. The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 9 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right with respect to a Restricted Share Unit, which right would consist of the right (subject to

Section 9.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.
9.4.
Deferral. The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Restricted Share Units credited, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
10.
OTHER EQUITY-BASED AWARDS

The Board shall have the right to grant other Awards based upon the Common Shares having such terms and conditions as the Board may determine.

11.
PERFORMANCE-BASED AWARDS
11.1.
The Committee, in its discretion, (i) may establish one or more Performance Goals as a precondition to the issuance or vesting of Awards, and (ii) may provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Committee may determine that satisfaction of the Performance Goals will be in its discretion.
11.2.
The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of a Participant (i) in the event of, or in anticipation of, a Change in Control or any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
12.
TAX WITHHOLDING
12.1.
In General. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state, or local income or other taxes incurred by reason of (i) the exercise of any Option or Share Appreciation Right, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a distribution in respect of Restricted Share Units or Dividend Equivalent Rights, or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).
12.2.
Share Withholding.
(a)
Upon exercise of an Option or Share Appreciation Right, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the withholding liability for such withholding taxes. In the event that the Committee permits, and the Optionee makes, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option or Share Appreciation Right does not give rise to an obligation by the Company to withhold federal, state, or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.
(b)
Upon lapsing of restrictions on Restricted Shares (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the withholding liability for such withholding taxes. In the event that the Committee permits, and the Grantee makes, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of the lapsing of restrictions (or other income-recognition event) sufficient to satisfy the applicable withholding taxes.
(c)
Upon the making of a distribution in respect of Restricted Share Units or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the withholding liability for such withholding taxes. In the event that the Committee permits, and the Grantee makes, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of the distribution (or other income-recognition event) sufficient to satisfy the applicable withholding taxes.
(d)
Upon the occurrence of any other income-recognition event with respect to an Award granted under the Plan that occurs upon or concurrently with the issuance or vesting of, or lapsing of restrictions on, Common Shares, the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be issued, vested, or released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the withholding liability for such withholding taxes. In the event that the Committee permits, and the Grantee makes, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of such income-recognition event sufficient to satisfy the applicable withholding taxes.
(e)
For purposes of determining the number of Shares to be withheld or delivered to satisfy the tax withholding obligation pursuant to this Section 12.2 of the Plan, the Fair Market Value of the Shares shall be calculated in the same manner as the Shares are valued for purposes of determining the amount of withholding taxes due; provided, however, that the number of Shares so withheld or delivered to satisfy such tax withholding obligation shall not exceed the number of Shares having a Fair Market Value equal to the maximum statutory tax rates in the applicable jurisdiction, as determined under applicable accounting standards and tax law.
12.3.
Withholding Required. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the

Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Share Appreciation Right, Restricted Share, Restricted Share Units, Dividend Equivalent Right, or other Award shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or Share Appreciation Right, (ii) the lapsing of restrictions on the Restricted Shares (or other income-recognition event), (iii) distributions in respect of any Restricted Share Unit or Dividend Equivalent Right, or (iv) any other income-recognition event with respect an Award granted under the Plan.
13.
REGULATIONS AND APPROVALS
13.1.
The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
13.2.
The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.
13.3.
Each grant of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units (or issuance of Shares in respect thereof), or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 10 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Dividend Equivalent Rights, other Awards, or other Shares, no payment shall be made, or Restricted Share Units or Shares issued or grant of Restricted Shares or other Award made, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions in a manner reasonably acceptable to the Committee.
13.4.
In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.
13.5.
Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.
14.
INTERPRETATION AND AMENDMENTS; OTHER RULES

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i)

determine the extent, if any, to which Options, Share Appreciation Rights, Restricted Share Units or Shares (whether or not Restricted Shares), or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation, or procedure, or as to any question, right, or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may materially and adversely affect a Participant with respect to an Award previously granted without such Participant's consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule. Except as provided in Section 15, (i) the Exercise Price of an outstanding Option or Share Appreciation Right may not be reduced, directly, or indirectly by cancelation, regrant, or otherwise, without shareholder approval, and (ii) an outstanding Option or Share Appreciation Right with an Exercise Price in excess of the then Fair Market Value may not be cancelled for consideration payable in cash or equity securities of the Company without shareholder approval. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate, without the consent of the Participant, to (1) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (2) comply with the requirements of Section 409A.

15.
CHANGES IN CAPITAL STRUCTURE
15.1.
If (i) the Company and/or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company and/or its Subsidiaries, or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization, or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Shares other than cash dividends, shall occur, or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:
(a)
the Committee may appropriately adjust (i) the maximum aggregate number of Shares which may be made subject to Options (including Incentive Share Options), Share Appreciation Rights, and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Restricted Shares that may be granted under the Plan, and the maximum aggregate number of Restricted Share Units and other Awards which may be granted under the Plan; (ii) the maximum number of Options (including Incentive Share Options), Share Appreciation Rights, and Dividend Equivalent Rights that may be granted to an individual Participant under the Plan, the maximum number and kind of Restricted Shares that may be granted to an individual Participant under the Plan, and the maximum number of Restricted Share Units and other Awards which may be granted to an individual Participant under the Plan; and (iii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan; and

(b)
the Committee may take any such action as in its discretion shall be necessary to maintain each Participants' rights hereunder (including under their Award Agreements) with respect to Options, Share Appreciation Rights, Restricted Share Units, and Dividend Equivalent Rights (and, as appropriate, other Awards under Section 10), so that they are substantially proportionate to the rights existing in such Options, Share Appreciation Rights, Restricted Share Units, and Dividend Equivalent Rights (and other Awards under Section 10) prior to such event, including, without limitation, adjustments in (i) the number of Options, Share Appreciation Rights, Restricted Share Units, and Dividend Equivalent Rights (and other Awards under Section 10) granted, (ii) the number and kind of shares or other property to be distributed in respect of Options, Share Appreciation Rights. Restricted Share Units, and Dividend Equivalent Rights (and other Awards under Section 10 as applicable), (iii) the Exercise Price and Restricted Share Unit Value, (iv) the repurchase price, if any, per Share subject to each outstanding Restricted Share, (v) the per-person limits under the Plan, and (vi) Performance Criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (vi) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15.1 had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

15.2.
Any Shares or other securities distributed to a Grantee with respect to Restricted Shares or otherwise issued in substitution of Restricted Shares shall be subject to the restrictions and requirements imposed by Section 7, including depositing the certificates if any, or other evidence of ownership (including book‑entry notations) therefor with the Company together with a share power and bearing a legend as provided in Section 7.2(a).
15.3.
If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Shares that is then subject to restrictions imposed by Section 7.3(a) may be required to deposit with the successor corporation the certificates, if any, for the shares or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 7.2(b), and such shares, securities, or other property shall become subject to the restrictions and requirements imposed by Section 7.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 7.2(a).
15.4.
If a Change in Control shall occur, then the Committee may, in its sole discretion, take one or more of the following actions with respect to all or some outstanding Awards:
(a)
Provide that all (or some) outstanding Options and Share Appreciation Rights that are not exercisable immediately prior to the effective time of the Change in Control shall (i) become fully or partially exercisable as of the effective time of the Change in Control or thereafter with respect to any time-based vesting conditions or restrictions; and/or (ii) all outstanding Options and Share Appreciation Rights that are not exercisable immediately prior to the effective time of the Change in Control shall become exercisable as of the effective time of the Change in Control or thereafter with respect to any Performance Goals (A) at target levels, (B) based on actual performance achieved as of the Change in Control or thereafter, or (C) at the greater or lesser of target levels or actual performance achieved as of the Change in Control or thereafter, and, in the case of clauses (A), (B), and (C), either (x) based on the full Performance Cycle or (y) pro-rata based on the time that has elapsed in the applicable Performance Cycle as of the date of the Change in Control or thereafter;
(b)
Provide that all (or some) outstanding Awards (other than Options and Share Appreciation Rights) shall (i) become fully or partially vested and nonforfeitable with respect to any time-based vesting conditions or restrictions; and/or (ii) become vested and nonforfeitable with respect to any Performance Goals (A) at target levels, (B) based on actual performance achieved as of the Change in Control or thereafter, or (C) at the greater or lesser of target levels or actual performance achieved as of the Change in Control or thereafter, and, in the case of clauses (A), (B), and (C), either (x) based on the full Performance Cycle or (y) pro-rata based on the time that has elapsed in the applicable Performance Cycle as of the date of the Change in Control or thereafter;
(c)
Make or provide for a cash payment to the Optionee holding an Option or Share Appreciation Right, in exchange for the cancellation thereof, in an amount equal to the difference, if any, between (A) the consideration received by the shareholders of the Company in connection with the Change in Control multiplied by the number of Shares subject to such Option or Share Appreciation Right (to the extent then exercisable (after taking into account any acceleration under this Section 15 or the applicable Award Agreement)) and (B) the aggregate Exercise Price for the Shares that would be issued pursuant to the exercise of such Option or Share Appreciation Right. The Committee may, in its sole discretion, terminate any Option or Share Appreciation Right for which the Exercise Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor;
(d)
Permit the Optionee, within a specified period of time prior to the consummation of the Change in Control, as determined by the Committee, to exercise such Option or Share Appreciation Right as of, and subject to, the consummation of such Change in Control (to the extent such Option or Share Appreciation Right would be exercisable as of the consummation of such Change in Control (after taking into account any acceleration under this Section 15 or the applicable Award Agreement));
(e)
Provide for the assumption or continuation of an outstanding Award by the successor entity;
(f)
Provide for the substitution of outstanding Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the applicable Exercise Price; or
(g)
Make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have a material and adverse economic impact on the Participant as determined at the time of the adjustments.
15.5.
The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.
16.
MISCELLANEOUS
16.1.
No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company and/or its Subsidiaries or interfere in any way with the right of the Company and/or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

16.2.
Right of First Refusal; Right of Repurchase. At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.
16.3.
No Fiduciary Relationship. Nothing contained in the Plan (including without limitation Sections 8.5(c) and 9.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries, or any other person or entity, on the other. No Participant or any Eligible Person shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates, nor the Committee is obligated to treat Participants or Eligible Persons uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Persons who receive, or are eligible to receive, Awards (whether or not such Eligible Persons are similarly situated).
16.4.
No Fund Created. Any and all payments hereunder to any Participant under the Plan shall be made from the general funds of the Company (or, if applicable, a Subsidiary), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Restricted Share Units and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Restricted Share Units and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee's right in the Restricted Share Units and any such other devices is limited to the right to receive payment, if any, as may herein be provided.
16.5.
Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or its designee by electronic mail or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally by electronic mail, sent by facsimile transmission, or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.5.
16.6.
Exculpation and Indemnification. No member of the Board or the Committee shall be liable for any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, including any exercise of discretion, except to the extent required by law. The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities, and obligations under the Plan, to the maximum extent permitted by law.
16.7.
Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
16.8.
Governing Law. THE PLAN AND ALL AWARD AGREEMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
16.9.
Section 409A.
(a)
Awards granted under the Plan are intended to be exempt from Section 409A. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A, the Plan or such Award is intended to comply with the requirements of Section 409A and shall be limited, construed, and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.
(b)
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant's Disability or Termination of Service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability, or Termination of Service meet the description or definition of "change in control event", "disability," or "separation from service," as applicable, in Section 409A (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability, or Termination of Service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability, or Termination of Service, as applicable.
(c)
If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Committee shall determine which Awards or portions thereof will be subject to such exemptions.
(d)
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant's Termination of Service during a period in which the Participant is a Specified Employee, then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j) (4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's Termination of Service will be accumulated through and paid or provided on the first day of the seventh month following the Participant's Termination of Service (or, if the Participant dies during such period, within 30 days after the Participant's death); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of such delay period.
(e)
If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant's right to the "series of installment payments" (as described in Treas. Reg. Section 1.409A-2(b)(2)(iii)) shall be treated as a right to a series of separate payments and not to a single payment.
16.10.
Severability. If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of all applicable laws and regulations, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with any applicable laws or regulations.
16.11.
Transferability. Each Award granted under the Plan shall be nontransferable by the Grantee except by will or the laws of descent and distribution of the State wherein the Grantee or Optionee is domiciled at the time of his death; provided, however, that the Committee may permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, and (ii) is otherwise appropriate and desirable.
16.12.
Trading Restrictions. All Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Common Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate or issue instructions to the transfer agent to reference restrictions applicable to the Shares.
16.13.
Clawback. Notwithstanding any provisions in this Plan or any Award Agreement to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and/or (ii) any policy that may be adopted by the Company, amounts paid or payable pursuant to this Plan or any Award Agreement shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture of Awards and/or repayment of amounts paid or payable pursuant to this Plan or any Award Agreement.
16.14.
Other Benefits. No payment or benefit under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or its Subsidiaries or other affiliates unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.15.
No Interference. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to assume, continue or substitute awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to a Subsidiary or affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
16.16.
Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 15.16 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant's participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant's name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the "Data"). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant's participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant's participation in this Plan. Recipients of the Data may be located in the Participant's country or elsewhere, and the Participant's country and any given recipient's country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant's participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Common Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant's participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant's eligibility to participate in this Plan, and in the Committee's discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
16.17.
Whistleblower Acknowledgments. Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (a) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (b) require prior approval by the Company or any of its Affiliates of any reporting described in clause (a).